CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of Securities to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
RBS Oil Trendpilot™ Exchange Traded Notes	4,000,000	$25.001	$100,000,000.001	$11,610.00
1 Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT	Registration Statement Nos. 333-162219 and 333-162219-01
(TO PROSPECTUS DATED MAY 18, 2010)	Rule 424(b)(5)
The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

4,000,000 ETNs*
RBS Oil Trendpilot™ Exchange Traded Notes
General
•
The RBS Oil Trendpilot™ Exchange Traded Notes (the “ETNs”) (NYSE Arca: “TWTI”) are designed for investors who seek exposure to the RBS Oil Trendpilot™ Index (USD), an index that utilizes a systematic trend-following strategy to provide exposure to either the RBS 12-Month Oil Total Return Index (USD) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction, depending on the relative performance of the RBS 12-Month Oil Total Return Index (USD) on a simple historical moving average basis.

•
The RBS 12-Month Oil Total Return Index (USD) utilizes a rules-based methodology to provide exposure to a hypothetical notional investment in a series of twelve (12) light sweet crude oil (WTI) futures contracts that are traded on the New York Mercantile Exchange (“NYMEX”).  The twelve (12) futures contracts comprising the RBS 12-Month Oil Total Return Index (USD) on any given day will be the futures contract scheduled to expire in the immediately following calendar month and futures contracts scheduled to expire in each of the eleven months thereafter.  The RBS 12-Month Oil Total Return Index (USD) is rebalanced on a monthly basis so that each of the twelve (12) futures contracts is equally weighted upon each rebalancing.

•
The ETNs do not pay interest, and investors should be willing to lose up to 100% of their investment if the RBS Oil Trendpilot™ Index (USD) declines or does not increase in an amount sufficient to offset the investor fee.

•
The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, maturing September 13, 2041, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  Any payment on the ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

•
The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.

•
The initial offering of ETNs priced on September 13, 2011 (the “inception date”) and is expected to settle on September 16, 2011 (the “initial settlement date”).  Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).

Key Terms
Issuer:	The Royal Bank of Scotland plc (“RBS plc”)
Guarantor:	The Royal Bank of Scotland Group plc (“RBSG”)
Inception Date:	September 13, 2011
Initial Settlement Date:	September 16, 2011
Maturity Date:	September 13, 2041, subject to postponement if such day is not a business day or if the final valuation date is postponed.
Final Valuation Date:	September 10, 2041, subject to postponement as described below.
Index:
The return on the ETNs will be based on the performance of the RBS Oil Trendpilot™ Index (USD) (the “Index”) during the term of the ETNs.  The Index was created by The Royal Bank of Scotland plc (the “Index Sponsor”), and is calculated by NYSE Arca, Inc. (the “Index calculation agent”). The level of the Index is reported on Bloomberg under the ticker symbol “TPOILUT <Index>.”  The Index provides exposure to either the RBS 12-Month Oil Total Return Index (USD) (Bloomberg symbol “12MOILTR <Index>”) (the “Benchmark Index”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate”), depending on the relative performance of the Benchmark Index on a simple historical moving average basis.  If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Benchmark Index and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.  As of the date of this pricing supplement, the Index tracks the Cash Rate.  For more information, see “The Index” in this pricing supplement.

Payment at Maturity:
If your ETNs have not previously been repurchased or redeemed by RBS plc, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs on the final valuation date (subject to postponement if the final valuation date is not a trading day or a market disruption event exists on the final valuation date).

Daily Redemption Value:
The daily redemption value as of the inception date is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN is equal to (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor on such valuation date, multiplied by (c) the fee factor on such valuation date. RBS Securities Inc. (the “calculation agent”) will determine the daily redemption value on each valuation date.

Index Factor:
The index factor on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

Fee Factor/Investor Fee:
The fee factor on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is the product of (a) the annual investor fee and (b) the day-count fraction.

Annual Investor Fee:
The annual investor fee will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

 (key terms continued on next page)
The ETNs involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-17 of this pricing supplement.

The ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the ETNs, or determined if this pricing supplement or the prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.
* The agent for this offering, RBS Securities Inc. (“RBSSI”), is our affiliate.  We expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date to be sold through RBSSI.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI and one or more dealers at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time.  We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the inception date.  We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs. The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.
In exchange for providing certain services relating to the distribution of the ETNs, RBSSI, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive all or a portion of the investor fee.  See “Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

RBS Securities Inc.
September 13, 2011

(key terms continued from previous page)

Day-Count Fraction:
On each valuation date, the day-count fraction is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

Index Closing Level:
The Index closing level on any trading day will be the official closing level of the Index with respect to such trading day reported on Bloomberg page “TPOILUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such trading day as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

Repurchase of the ETNs at Your Option:
Subject to the requirements described below, on any business day from, and including, the initial settlement date to, and including, September 5, 2041, you may offer the applicable minimum repurchase amount or more of your ETNs to RBS plc for repurchase.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  The trading day immediately following the date you offer your ETNs for repurchase will be the valuation date applicable to such repurchase.  If you elect to offer your ETNs for repurchase, and the requirements for acceptance by RBS plc are met, you will receive a cash payment on the applicable repurchase date in an amount equal to the daily redemption value on the relevant valuation date, calculated in the manner described herein.

Redemption of the ETNs at Our Option:
We will have the right to redeem, in our sole discretion, the ETNs in whole, but not in part, on any business day from, and including, the initial settlement date to, and including, September 11, 2041.  The trading day immediately following the date on which we deliver the irrevocable redemption notice will be the valuation date applicable to such redemption.  Upon any such redemption, you will receive a cash payment on the applicable redemption date in an amount equal to the daily redemption value on the relevant valuation date.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is September 4, 2041.

Repurchase Mechanics:
To offer your ETNs for repurchase, you and your broker must deliver an irrevocable offer for repurchase and confirmation of repurchase to RBS plc and follow the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option.” If your offer for repurchase is received by e-mail after 4:00 p.m. or if your signed confirmation of repurchase is received by fax after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and RBS plc will not be obligated to repurchase your ETNs.  Unless the scheduled repurchase date is postponed as described herein, the final day on which RBS plc will repurchase your ETNs will be September 11, 2041.  You must offer your ETNs for repurchase no later than September 5, 2041 in order to have your ETNs repurchased on September 11, 2041.

Valuation Date:
Each business day from and including the inception date to and including the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as provided in this pricing supplement.

Repurchase Date:
The repurchase date for any ETNs will be the third business day immediately following the applicable valuation date.  Unless the scheduled repurchase date is postponed as described in this pricing supplement, the final day on which RBS plc will repurchase your ETNs will be September 11, 2041.  As such, you must offer your ETNs for repurchase no later than September 5, 2041.

Redemption Date:	The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.
Listing / Secondary Market:
The ETNs have been approved for listing on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TWTI,” subject to official notice of issuance.  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  We have no obligation to maintain any listing on NYSE Arca or any other exchange.

Trading Day:
A trading day is a day on which (a) trading is generally conducted on NYSE Arca and each Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

Exchange:
Exchange means (a) the primary exchange, trading market or association where light sweet crude oil (WTI) futures contracts are traded, which, as of the date of this pricing supplement, is the NYMEX and (b) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of 3-month U.S. Treasury bills, or derivatives that reference 3-month U.S. Treasury bills, principally occurs, in each case as determined by the Index Sponsor.

Business Day:
A business day is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Index Calculation Agent:	NYSE Arca
Calculation Agent:	RBS Securities Inc.
Trustee:	Wilmington Trust Company
Securities Administrator:	Citibank, N.A.
CUSIP/ISIN:	78009P127 / US78009P1277

PS-i

ABOUT THIS PRICING SUPPLEMENT

As used in this pricing supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The ETNs are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This pricing supplement sets forth certain terms of the ETNs and supplements the prospectus dated May 18, 2010 relating to our securities of which the ETNs are part.  This pricing supplement is a "prospectus supplement" referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 18, 2010:
http://www.sec.gov/Archives/edgar/data/729153/000095010310001492/dp17682_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 729153.

This pricing supplement, together with the prospectus described above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, as the ETNs involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs.

It is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these ETNs.  We are offering to sell these ETNs and seeking offers to buy these ETNs only in jurisdictions where offers and sales are permitted.

The information set forth in this pricing supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the ETNs.  These persons should consult their own legal and financial advisors concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains an Internet website that contains reports and other information regarding RBSG that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov.  You can find information RBSG has filed with the SEC by reference to file number 1-10306.

The SEC allows us to incorporate by reference much of the information RBSG files with it, which means that we and RBSG can disclose important information to you by referring you to those publicly available documents.  The information that we and RBSG incorporate by reference in this pricing supplement is considered to be part of this pricing supplement.  Because we and RBSG are incorporating by reference future filings with the SEC, this pricing supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this pricing supplement.  This means that you must look at all of the SEC filings that we and RBSG incorporate by reference to determine if any of the statements in this pricing supplement or in any document previously incorporated by reference have been modified or superseded.  This pricing supplement incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBSG make with the SEC (including any Form 6-Ks RBSG subsequently files with the SEC and specifically incorporates by reference into this pricing supplement) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this pricing supplement is a part until we and RBSG complete our offering of the ETNs to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these ETNs:

•	Annual Report on Form 20-F of RBSG for the year ended December 31, 2010, filed on March 31, 2011; and

•
Reports on Form 6-K of RBSG filed on March 31, 2011, April 11, 2011, April 19, 2011 (announcing proposed transfers of a substantial part of the business activities of RBS N.V. to RBS plc and incorporated by reference into the Registration Statement of which this pricing supplement is a part), May 9, 2011, May 16, 2011, June 14, 2011, August 12, 2011 (three reports), August 30, 2011 and September 6, 2011.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland plc
42 St. Andrew Square
P.O. Box 31
EH2 2YE Edinburgh, Scotland
+44-131-556-8555

SUMMARY

The following summary answers some questions that you might have regarding the ETNs in general terms only.  It does not contain all the information that may be important to you.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus.  References to the “prospectus” mean the accompanying prospectus dated May 18, 2010.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the ETNs.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs.  We may consolidate the additional ETNs to form a single class with the outstanding ETNs.

What are the ETNs and how do they work?

The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc (“RBSG”).  The return on the ETNs is linked to the performance of the RBS Oil Trendpilot™ Index (USD).

We will not pay you interest during the term of the ETNs.  The ETNs do not have a minimum redemption or repurchase value and are fully exposed to any decline in the Index.  Depreciation of the Index will reduce your payment at maturity or upon early repurchase or redemption of your ETNs, and you could lose your entire investment.

In addition, the daily redemption value, which is payable at maturity or upon early repurchase or redemption of your ETNs, will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the amount of your initial investment at maturity or upon early repurchase or redemption.

For a description of how the payment at maturity and upon early repurchase or redemption, respectively, is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” in this pricing supplement.

The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time (which is determined in the manner described in “Valuation of the ETNs” below).  You will not have the right to receive physical certificates evidencing your ownership, except under limited circumstances.  Instead, we will issue the ETNs in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC.  You should refer to the section “Specific Terms of the ETNs—Forms of the ETNs” below and the sections “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

In addition, unlike ordinary debt securities, the ETNs are not principal protected and do not pay interest.  Any payment on the ETNs is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs.

What is the Index and who publishes the level of the Index?

The RBS Oil Trendpilot™ Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc, as index sponsor (the “Index Sponsor”).  The Index was established on September 13, 2011 (the “Index inception date”)

with an Index closing level equal to 4,774.26.  The Index was developed with a base value of 128.61 (the “Index Base Value”) on July 13, 1989 (the “Index Base Date”).

The Index utilizes a systematic trend-following strategy that provides exposure to either the RBS 12-Month Oil Total Return Index (USD) (Bloomberg symbol “12MOILTR” <Index>) (the “Benchmark Index”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate” and, together with the Benchmark Index, the “Index Components”), depending on the relative performance of the Benchmark Index on a simple historical moving average basis.  If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Benchmark Index and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.  As of the date of this pricing supplement, the Index tracks the Cash Rate.

The trend of the Benchmark Index on any Index business day (the “Benchmark Index Trend”) is determined by comparing (a) the closing level for the Benchmark Index on such Index business day (the “Benchmark Index Closing Level”) to (b) the moving average of the Benchmark Index for the 100-Index business day period ending on, and including, such Index business day (the “Benchmark Index Simple Moving Average”).  For any Index business day, the Benchmark Index Trend will be “positive” if the Benchmark Index Closing Level is equal to or greater than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  Conversely, the Benchmark Index Trend will be “negative” for any Index business day if the Benchmark Index Closing Level is less than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  If neither of those conditions is satisfied, then the Benchmark Index Trend will be the same as the Benchmark Index Trend on the immediately preceding Index business day.

Thus, the Benchmark Index Trend will switch only if there have been five consecutive Index business days where the Benchmark Index Closing Levels have been uniformly (a) below the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from positive to negative or (b) at or above the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from negative to positive.  The Index will implement the change in the reference exposure at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index Trend switches from positive to negative or from negative to positive, as the case may be.

An “Index business day” means any day on which each Exchange is scheduled to open for its regular trading sessions for at least three hours, in accordance with its holidays and hours schedule.

“Exchange” means (a) the primary exchange, trading market or association where light sweet crude oil (West Texas Intermediate or “WTI”) futures contracts are traded, which, as of the date of this pricing supplement, is the New York Mercantile Exchange (“NYMEX”) and (b) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of 3-month U.S. Treasury bills, or derivatives that reference 3-month U.S. Treasury bills, principally occurs, in each case as determined by the Index Sponsor.

NYSE Arca, Inc. (“NYSE Arca”), or another party designated by the Index Sponsor, will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for determining the Benchmark Index Trend, and for calculating and publishing the level of the Index on each Index business day, unless there is a disrupted day as described under “The Index—Index Disruption Events” below.  The Index closing level will generally be displayed on Bloomberg page “TPOILUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.

RBS plc is the Index Sponsor, the Benchmark Index Sponsor and an affiliate of RBSG and RBSSI.

For more information, please refer to “The Index” and “The Index—Background on the Index Components—The Benchmark Index” in this pricing supplement.

What is the Benchmark Index and who publishes the level of the Benchmark Index?

The RBS 12-Month Oil Total Return Index (USD) (the “Benchmark Index”) was created by RBS plc and is calculated by NYSE Arca.  The Benchmark Index was established on September 8, 2011 (the “Benchmark Index inception date”) with a Benchmark Index closing level equal to 2,694.22.  The Benchmark Index was developed with a base value of 100.00 (the “Benchmark Index Base Value”) on February 13, 1989 (the “Benchmark Index Base Date”).  The Benchmark Index utilizes a rules-based methodology to provide exposure to a hypothetical notional investment in a series of twelve (12) light sweet crude oil (WTI) futures contracts that are traded on the NYMEX.  The twelve (12) futures contracts comprising the RBS 12-Month Oil Total Return Index (USD) on any given day will be the futures contract scheduled to expire in the immediately following calendar month and futures contracts scheduled to expire in each of the eleven months thereafter.  The RBS 12-Month Oil Total Return Index (USD) is rebalanced on a monthly basis so that each of the twelve (12) futures contracts is equally weighted upon each rebalancing.  For more information, see “The Index—Background on the Index Components—The Benchmark Index” in this pricing supplement.

Will I receive interest on my ETNs?

No.  We will not make any periodic payments of interest or any other payments on the ETNs during the term of the ETNs.  Unless you elect to have your ETNs repurchased by us or we elect to redeem your ETNs, you will not receive any payments on the ETNs prior to maturity of the ETNs.

What will I receive at maturity of the ETNs and how is that amount calculated?

Unless your ETNs have been previously repurchased or redeemed by us, the ETNs will mature on September 13, 2041, subject to postponement if such day is not a business day or if the final valuation date is postponed as described below.  Further details on the conditions and the procedures applicable to any such repurchase or redemption are set forth in this pricing supplement.

If your ETNs have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment in an amount equal to the daily redemption value of your ETNs on September 10, 2041 (the “final valuation date”).  RBSSI, acting as calculation agent, will determine such daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date by up to five business days, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment at maturity is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Will I get all of my investment back at maturity?

The ETNs are not principal protected.  If your ETNs have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs, determined as described in this pricing supplement.  Such daily redemption value may be less than the stated face amount of your ETNs or the price that you paid for them.  You may not get the face amount at maturity, and you may lose some or all of your investment.

Further, any payment on the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

When can my ETNs be repurchased or redeemed and how is the amount payable upon repurchase or redemption calculated?

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, September 5, 2041, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to us for repurchase on any repurchase date in accordance with the procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below, we  will be obligated to repurchase your ETNs on the applicable repurchase date.

In addition, we may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date, to, and including, September 11, 2041.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is September 4, 2041.

If your ETNs are repurchased or redeemed, on the corresponding repurchase date or redemption date, as the case may be, you will receive a cash payment on such date in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.  The calculation agent will determine the daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.  The applicable valuation date will be:

•
in the case of a repurchase of ETNs at your option, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; and

•	in the case of a redemption, the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC (the holder of the global note).

If a valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” by up to five business days.  If any valuation date is postponed, the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following such valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment upon repurchase or redemption by RBS plc is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.  For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the

ETNs—Payment upon Repurchase or Redemption” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment upon repurchase of the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

How do I offer my ETNs for repurchase by RBS plc?

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for any single repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

How is the daily redemption value for my ETNs calculated?

RBS Securities Inc. (“RBSSI”), as the calculation agent for the ETNs, will calculate the amount payable at maturity or upon early repurchase or redemption by us of your ETNs, which will be equal to the daily redemption value of your ETNs on the applicable valuation date.

The daily redemption value as of September 13, 2011, the inception date of the ETNs, is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

See “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement for further information on calculation of the daily redemption value.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.

Can I sell my ETNs in the secondary market?

The ETNs have been approved for listing on NYSE Arca under the ticker symbol “TWTI,” subject to official notice of issuance.  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  However, there is no guarantee that an active secondary market in the ETNs will develop.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  In addition, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.  We have the ability to delist the ETNs and trade them in the secondary market.  Accordingly, there may be little or no secondary market for the ETNs.

What will I receive if I were to sell my ETNs in the secondary market?

If purchased or sold in the secondary market, you will pay or receive the market price of the ETNs, as quoted on NYSE Arca.  There may be significant differences between the intraday market prices of an ETN and the daily redemption value of that ETN as a result of market movements and other factors.  If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be less than the stated face amount, the daily redemption value or the indicative value of your ETNs, and which may be less than what you paid for them.

Who will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of my ETNs?

We have appointed our affiliate, RBSSI, to act as calculation agent for the ETNs.  As calculation agent, RBSSI will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of your ETNs.  Under some circumstances, RBSSI’s duties as calculation agent could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.  For example, the calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe under “Specific Terms of the ETNs—Postponement of a Valuation Date” and “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

What is the relationship among RBS plc, RBSG and RBSSI?

RBSSI is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the ETNs, and is acting as agent for this offering.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  RBSSI will conduct any offering of ETNs in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  See “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs,” “Risk Factors—Risks Relating to the ETNs—Potential conflicts of interest between holders of the ETNs and the calculation agent” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What are some of the risks of investing in the ETNs?

Investing in the ETNs involves a number of risks.  We have described some of the risks relating to the ETNs under the heading “Risk Factors” in this pricing supplement, which you should read before making an investment in the ETNs.

Some selected risk considerations include:

•
Credit risk of the issuer. Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the ETNs are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the ETNs in the event we fail to make any payment required by the terms of the ETNs.

•
Market risk.  The return on the ETNs will depend on the performance of the Index (which, in turn, will depend on the performance of the Benchmark Index and the Cash Rate) and other market conditions (general economic conditions, interest rates, time remaining to maturity of the ETNs, our and RBSG’s creditworthiness, trading volatility, etc.).  As with various exchange traded securities (including stocks), the market value of ETNs may be influenced by various factors.  In particular, an investment in the ETNs carries the risks associated with the Index’s systematic trend-following strategy, which generally seeks to capitalize on positive trends, if any, in the Benchmark Index.  That strategy may perform poorly in non-trending markets characterized by short term volatility as discussed under Risk Factors—Risks Relating to the Index and the Benchmark Index—The Index is expected to perform poorly in volatile markets, especially over short-term periods” in this pricing supplement.  In addition, during periods when the Index is tracking the Benchmark Index, the Index will reflect any decreases in the level of the Benchmark Index; any such decrease may be significant and may result in a loss to an investor.  The ETNs may also generate negative returns when the Index is tracking the Cash Rate if the Cash Rate is less than the investor fee.  There is no guarantee of any return to an investor in the ETNs.

•
Concentration risk.  Because the Benchmark Index tracks a hypothetical notional investment in a single commodity (i.e., light sweet crude oil (WTI) futures contracts traded on the NYMEX), an investment in the ETNs will therefore carry risks similar to a concentrated investment in a single commodity, and thus is much less diversified than funds, investment portfolios or indices investing in or tracking a broader range of products.  Consequently, the Benchmark Index will be subject to increased price volatility and is more susceptible to adverse economic, market, political or regulatory occurrences affecting the crude oil sector.

•
The ETNs and the Index do not provide exposure to spot prices of crude oil and, consequently, may not be representative of an investment that provides exposure to crude oil.  The return on the ETNs will depend on the performance of the Index, which, in turn, will depend on the performance of the Benchmark Index and the Cash Rate.  The Benchmark Index tracks a series of twelve (12) light sweet crude oil (WTI) futures contracts that are traded on the NYMEX, not physical commodities or their spot prices.  The price movements in such crude oil futures contracts may not correlate with changes in the spot prices of crude oil.  A commodity futures contract is an agreement to buy a set amount of an underlying physical commodity at a predetermined price during a stated delivery period.

A futures contract reflects the expected value of the underlying physical commodity upon delivery in the future.  In contrast, the underlying physical commodity’s current or “spot” price reflects the immediate delivery value of the commodity.  A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity.  The Benchmark Index tracks the settlement prices of light sweet crude oil (WTI) futures contracts and not the spot prices of light sweet crude oil (WTI).  Consequently, an investment in the ETNs is not the same as an investment in crude oil spot prices or buying and holding oil.  While price movements in the crude oil futures contracts may correlate with changes in the spot prices of crude oil, the correlation will not be perfect and price movements in the spot market for crude oil may not be reflected in the futures market and vice versa.  Accordingly, an increase in the spot price of crude oil may not result in an increase in the price of the crude oil futures contracts.  The prices of the crude oil futures contracts tracked by the Benchmark Index may decrease while the spot prices for crude oil increase.

•
Crude oil futures prices may change unpredictably, can be extremely volatile, and can affect the value of the ETNs in unforeseeable ways.  The return on the ETNs is linked to the performance of the Benchmark Index, which in turn is linked to the performance of crude oil futures contracts.  The price of crude oil futures contracts is affected by the global demand for and supply of crude oil, but is also influenced from time to time by speculative actions and by currency exchange rates.  Crude oil prices may be more volatile and subject to dislocation than prices of other commodities.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargoes) or supply disruptions in major oil-producing regions of the world.  Such events tend to affect crude oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of crude oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of crude oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or a cessation of hostilities that may exist in countries producing crude oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the crude oil market and seasonality (e.g., weather conditions such as hurricanes). Further, technological advances or the discovery of new oil reserves could lead to increases in worldwide production of crude oil and corresponding decreases in the price of crude oil.  In addition, further development and commercial exploitation of alternative energy sources and technologies, including solar, wind, or geothermal energy and hybrid and electric automobiles, could reduce the demand for crude oil and result in lower prices.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•
A trading market for the ETNs may not develop.  Although the ETNs have been approved for listing on NYSE Arca under the ticker symbol “TWTI,” subject to official notice of issuance, there is no guarantee of secondary liquidity.  On the initial settlement date, we expect to issue $ 4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.   There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

•
Uncertain payment of your investment.  The ETNs are not principal protected, which means there is no guaranteed return of your investment.  You may receive less than the face amount of your ETNs at maturity or upon early repurchase or redemption.  If the level of the Index decreases, or does not increase by an amount sufficient to offset the investor fee, you will receive less, and possibly significantly less, than your original investment in the ETNs.  Any payment on the ETNs is subject to the creditworthiness of RBS plc, as issuer, and RBSG, as guarantor.

•	No interest payments. You will not receive any periodic interest payments on the ETNs.

•
Restrictions on your ability to offer ETNs for repurchase by us.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs to us for any single repurchase and satisfy the other requirements described herein for your offer for repurchase to be considered.

•
Your offer for repurchase is irrevocable.  You will not be able to rescind your offer for repurchase after it is received by RBS plc, so you will be exposed to market risk in the event market conditions change after RBS plc receives your offer.

•
Issuer call risk.  Your ETNs may be redeemed at our option, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, September 11, 2041.  If we elect to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date, and you may not be able to reinvest your proceeds in a comparable investment.

Who invests in the ETNs?

The ETNs are not suitable for all investors.  You may consider an investment in the ETNs if:

•
you are seeking exposure to light sweet crude oil (WTI) futures contracts, as represented by the Index when it is tracking the Benchmark Index, and you believe that the level of the Index will increase by an amount sufficient to offset the aggregate investor fee applicable to the ETNs and provide you with a satisfactory return on your investment during the term of your holding of the ETNs;

•
you understand that the prices of crude oil futures contracts may not correlate with spot prices of crude oil, and you appreciate that an investment in the ETNs is not the same as an investment in crude oil spot prices or buying and holding oil;

•
you are willing to accept exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, perhaps for an extended period of time;

•
you are willing to risk losing some or all of your initial investment in exchange for the opportunity to benefit from the appreciation, if any, in the value of the Index over the term of your holding of the ETNs;

•	you do not seek a current income stream from this investment;

•	you are willing to be exposed to fluctuations in the prices of crude oil futures contracts and interest rates, in general, and the levels of the Index and the Benchmark Index, in particular; and

•	you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

The ETNs may not be a suitable investment for you if:

•	you seek exposure to an investment that tracks the spot prices of crude oil rather than an investment that tracks the prices of crude oil futures contracts;

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your ETNs during the term of your holding of the ETNs;

•
you are unwilling to accept the possibility of an exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, for an extended period of time;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment;

•	you are not willing to be exposed to fluctuations in the prices of crude oil futures contracts and interest rates, in general, and the level of the Index, in particular;

•	you prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the ETNs.

Does an investment in the ETNs entitle you to any ownership interests in the crude oil futures contracts comprising the Benchmark Index, or in U.S. Treasury bills?

No.  An investment in the ETNs does not entitle you to any ownership interest or rights in the crude oil futures contracts comprising the Benchmark Index, nor does it entitle you to any ownership interest or rights in any U.S. Treasury bills.  You will not have any rights in any futures contract comprising the Benchmark Index, nor will you have any rights to receive interest on any U.S. Treasury bills, merely as a result of your ownership of the ETNs.

What are the tax consequences of an investment in the ETNs?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the ETNs, you should review the section in this pricing supplement entitled “Taxation in the United Kingdom.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

How have the Index and the Benchmark Index performed historically?

Retrospectively calculated Index data, along with comparisons to the Benchmark Index, the Cash Rate and certain other indices are provided in the section “The Index—Retrospectively Calculated Index Performance” in this pricing supplement.

Because the Index was only created on September 13, 2011 and the Benchmark Index was only created on September 8, 2011, both the Index and the Benchmark Index effectively have no actual history.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on retrospectively calculated data for the level of the Benchmark Index, the retrospectively calculated 100-Index business day simple moving average for the Benchmark Index and actual historical data for the Cash Rate starting from the Index Base Date of July 13, 1989, and using the Index Base Value of 128.61.  The Index Base Value was retrospectively calculated based on the retrospectively calculated closing level of the Benchmark Index on the Index Base Date.  The retrospective calculations by RBS plc, as the Index Sponsor, and NYSE Arca, as the Index

calculation agent, from the Index Base Date through September 8, 2011 were performed using the Index methodology described in the section “The Index—Index Methodology” in this pricing supplement.

RBS plc, as the sponsor of the Benchmark Index, and NYSE Arca, as the calculation agent for the Benchmark Index, have retrospectively calculated the performance of the Benchmark Index prior to its inception based on historical settlement prices for light sweet crude oil (WTI) futures contracts starting from the Benchmark Index Base Date of February 13, 1989, and using the Benchmark Index Base Value of 100.  The retrospective calculations by RBS plc and NYSE Arca from the Benchmark Index Base Date through September 8, 2011 were performed using the Benchmark Index methodology described in the section “The Index—Background on the Index Components—The Benchmark Index” in this pricing supplement.

The first graph below shows Index closing levels retrospectively calculated from July 13, 1989 through to September 8, 2011.  The graph also includes the Benchmark Index and the Benchmark Index Simple Moving Average, and shaded areas in the graph indicate when the Index was tracking the Benchmark Index and the Cash Rate.

The second graph below shows again the Index closing levels retrospectively calculated from July 13, 1989 through to September 8, 2011.  However, for comparison purposes, the graph also shows the performance of the following indices:

•	The Benchmark Index. The levels of the Benchmark Index included in the graph were retrospectively calculated for the entire period presented.

•
S&P GSCI® Crude Oil Total Return Index.  The S&P GSCI® Crude Oil Total Return Index (Bloomberg symbol: SPGSCLTR <Index>), published by Standard & Poor’s Financial Services LLC, is a sub-index of the S&P GSCI® and tracks an unleveraged investment in the front-month light sweet crude oil (WTI) futures contracts traded on the NYMEX, plus the U.S. Treasury bill rate of interest. The S&P GSCI® is an index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in major industrialized countries.

The table below shows the retrospectively calculated year-end Index closing levels, retrospectively calculated year-end Benchmark Index closing levels and historical year-end Cash Rates for the period from December 29, 1989 to December 31, 2010, as well as the retrospectively calculated Index closing level, Benchmark Index Closing Level and historical Cash Rate on September 8, 2011.

The performance of the Index, the Benchmark Index and the Cash Rate in the graphs and the table below do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculations of the Index performance and the levels of the Benchmark Index represent accurately and fairly how the Index and the Benchmark Index would have performed from July 13, 1989 through to September 8, 2011, neither the Index nor the Benchmark Index existed during that period.  You should be aware that no actual investment allowing for tracking of the performance of either the Index or the Benchmark Index was possible prior to September 13, 2011 or September 8, 2011, as the case may be.  The retrospectively calculated closing levels and performances for the Index and the Benchmark Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index or the Benchmark Index on any given date.  In addition, the performance of the Index, Benchmark Index and the Cash Rate do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Source: Bloomberg.
*   The RBS Oil Trendpilot™ Index (the “Index”) was created on September 13, 2011.  Therefore, for the Index, the graph above reflects a retrospectively calculated Index performance from July 13, 1989 to September 8, 2011 that is based on the Index Methodology.  Similarly, the RBS 12-Month Oil Total Return Index (the “Benchmark Index”) was created on September 8, 2011.  Therefore, for the Benchmark Index, the graph above reflects a retrospectively calculated Benchmark Index performance from July 13, 1989 to September 8, 2011 that is based on the Benchmark Index methodology.

Source: Bloomberg.
*   The Index was created on September 13, 2011.  Therefore, for the Index the graph above reflects a retrospectively calculated Index performance from July 13, 1989 to September 8, 2011 that is based on the Index Methodology.

Year-End Retrospectively Calculated* Index Closing Levels,
Retrospectively Calculated Benchmark Index Closing Levels and Actual Historical Cash Rates
December 29, 1989 to September 8, 2011

Year	Date	Benchmark Index Closing Level	Index Closing Level	Cash Rate
1989	12/29/1989	151.97	151.97	7.77%
1990	12/31/1990	218.22	187.78	6.53%
1991	12/31/1991	191.72	205.20	3.91%
1992	12/31/1992	207.32	223.26	3.24%
1993	12/30/1993	157.44	224.02	3.06%
1994	12/30/1994	185.17	255.32	5.57%
1995	12/29/1995	211.64	281.37	4.91%
1996	12/31/1996	339.88	451.87	5.08%
1997	12/31/1997	299.51	359.61	5.43%
1998	12/31/1998	187.32	347.33	4.52%
1999	12/30/1999	364.11	621.21	5.30%
2000	12/29/2000	544.07	1,006.20	5.70%
2001	12/31/2001	497.05	815.04	1.71%
2002	12/31/2002	732.97	982.52	1.19%

Year	Date	Benchmark Index Closing Level	Index Closing Level	Cash Rate
2003	12/31/2003	1,002.37	1,135.90	0.89%
2004	12/30/2004	1,626.08	1,824.66	2.23%
2005	12/30/2005	2,463.51	2,562.85	3.91%
2006	12/29/2006	2,464.52	2,857.01	4.88%
2007	12/31/2007	3,652.12	3,907.24	3.31%
2008	12/31/2008	2,081.30	4,927.19	0.05%
2009	12/31/2009	2,703.45	5,529.35	0.11%
2010	12/31/2010	2,880.49	4,494.77	0.18%
2011	09/08/2011	2,694.22	4,774.25	0.03%

Source: Bloomberg, U.S. Treasury.
*   The Index was created on September 13, 2011 and the Benchmark Index was created on September 8, 2011.  Therefore, for the Index closing levels and the Benchmark Index Closing Levels, the table above reflects retrospectively calculated performances of the Index and the Benchmark Index from December 29, 1989 to September 8, 2011 that is based on the Index Methodology and the Benchmark Index methodology.

What if I have more questions?

You should read “Valuation of the ETNs” and “Specific Terms of the ETNs” in this pricing supplement for a detailed description of the terms of the ETNs.  The ETNs are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The ETNs offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of the basic features of the ETNs in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

The ETNs are our unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by RBSG.  The ETNs are securities as described in the accompanying prospectus dated May 18, 2010 and are riskier than ordinary unsecured debt securities.  The return on the ETNs is linked to the performance of the Index, which in turn depends on the performance of the Benchmark Index or the Cash Rate.  Investing in the ETNs is not equivalent to investing directly in the futures contracts comprising the Benchmark Index, the Benchmark Index, U.S. Treasury bills or the Index itself.  See “The Index” below for more information.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the ETNs.

Risks Relating to the ETNs

You may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum redemption or repurchase value and you may receive less, and possibly significantly less, at maturity or upon early repurchase or redemption, than the amount you originally invested.  Our cash payment on your ETNs at maturity or upon early repurchase or redemption of your ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your ETNs.  You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases substantially.

Credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market value of the ETNs prior to maturity and their ability to pay all amounts due on the ETNs

You are dependent on RBS plc’s ability to pay all amounts due on the ETNs, and therefore you are subject to the credit risk of RBS plc and to changes in the market’s view of RBS plc’s creditworthiness.  In addition, because the ETNs are unconditionally guaranteed by RBS plc’s parent company, RBSG, you are also dependent on the credit risk of RBSG in the event that RBS plc fails to make any payment or delivery required by the terms of the ETNs.  Any actual or anticipated decline in RBS plc’s or RBSG’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the ETNs prior to maturity and their ability to pay all amounts due on the ETNs.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the ETNs.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the ETNs is dependent upon factors in addition to our ability to pay our obligations under the ETNs, an improvement in our credit ratings will not necessarily increase the market value of the ETNs and will not reduce market risk and other investment risks related to the ETNs.  Credit ratings (i) do not reflect market risk, which is the risk that the level of the Index may fall resulting in a loss of some or all of your investment, (ii) do not address the price, if any, at which the ETNs may be resold prior to maturity (which may be substantially less than the issue price of the ETNs), and (iii) are not recommendations to buy, sell or hold the ETNs.  Credit ratings are not taken into account in determining the daily redemption value of the ETNs.  See “—The market value of the ETNs may be influenced by many unpredictable factors” below.

Although we are a bank, the ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency

The ETNs are our obligations but are not bank deposits.  In the event of our insolvency, the ETNs will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  This is true not only when the Index is tracking the Benchmark Index, but also when the Index is tracking the Cash Rate.  If the Index is tracking the Benchmark Index, the applicable investor fee is 1.10% per annum.  If the Index is tracking the Cash Rate, the applicable investor fee is 0.50% per annum.  Accordingly, if the Index is tracking the Cash Rate, especially in a low interest rate environment and if the Cash Rate is less than the applicable investor fee for an extended period of time, you may lose some or all of your investment at maturity or upon early repurchase or redemption.

There are restrictions on the minimum number of ETNs you may offer to us for repurchase

Unless the minimum repurchase amount has been reduced by RBS plc, we will repurchase your ETNs at your election only if you are offering at least 20,000 ETNs for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause us to repurchase your ETNs.  If you own fewer than 20,000 ETNs, you will not be able to cause us to repurchase your ETNs.  However, RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.

If you make an offer to us to repurchase your ETNs, your offer will be irrevocable.  If your offer for repurchase is received after 4:00 p.m., New York City time, on a business day, or your confirmation of repurchase is received after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  Also, unless the scheduled repurchase date is postponed because the applicable valuation date is postponed or otherwise due to a market disruption event, the final day on which we will repurchase your ETNs will be September 11, 2041.  As such, you must offer your ETNs for repurchase no later than September 5, 2041.  The repurchase date in respect of any offer you make to us will be the third business day following the applicable valuation date.  See “Specific Terms of the ETNs—Repurchase at Your Option” for more information.

The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value.  There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

You will not know the daily redemption value you will receive at the time an election is made to repurchase or redeem your ETNs

You will not know the daily redemption value you will receive at the time you elect to request that we repurchase your ETNs or that we elect to redeem your ETNs.  This is because you will not know the daily redemption value until after the close of business on the applicable valuation date, and the applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

 Upon repurchase of your ETNs, we will pay you an amount per ETN equal to the daily redemption value calculated as of the applicable valuation date.  We will pay you this amount on the applicable repurchase date or redemption date, as applicable, which will be the third business day immediately following the valuation date for such repurchase or the date specified in the redemption notice for such redemption (which will not be less than five business days or more than ten business days after the date of the redemption notice).

The valuation date and repurchase date may be postponed if the valuation date is not a trading day or if a market disruption event exists.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.” As a result, you will be exposed to market risk in the event that the market fluctuates between (i) either the time you deliver the repurchase offer to us or the date on which we deliver a redemption notice to DTC, and (ii) the applicable valuation date.

We may redeem your ETNs at our option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, September 11, 2041.

If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is September 4, 2041.  If we exercise our right to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value calculated as of the applicable valuation date, subject to postponement if the valuation date is not a trading day or a market disruption event exists, as described under “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.”  The amount you may receive upon any such redemption may be less than the amount you would have received on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.

If we elect to redeem your ETNs at a time when the Index closing level is relatively low, the daily redemption value, when calculated, will likely be relatively low as well, and any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the ETNs had not been redeemed or the amount you could have received if you had disposed of your ETNs or offered your ETNs for repurchase by us at the time of your choosing.

We have no obligation to take your interests into account when deciding whether to call the ETNs.

If the ETNs are redeemed, you will be exposed to reinvestment risk.

If the ETNs are redeemed by us, the holding period could be significantly less than the full term of the ETNs.  There is no guarantee that you would be able to reinvest the proceeds in another investment with similar characteristics.

The market value of the ETNs may be influenced by many unpredictable factors

The market value of your ETNs may fluctuate between the date you purchase them and the valuation date when the calculation agent determines the amount to be paid to you upon repurchase or redemption of your ETNs, or on the final valuation when the calculation agent determines the amount to be paid at maturity, as applicable.  You may also sustain a significant loss if you sell the ETNs in the secondary market.  We expect that generally the level of the Index will affect the market value of the ETNs more than any other factor.  Other factors that may influence the market value of the ETNs include:

•
the performance of the Benchmark Index, which in turn depends on the performance of each of the light sweet crude oil (West Texas Intermediate or “WTI”) futures contracts comprising the Benchmark Index, all of which can fluctuate significantly;

•
the volatility (frequency and magnitude of changes) in the Benchmark Index, the prices of the light sweet crude oil (WTI) futures contracts comprising the Benchmark Index and the liquidity or illiquidity of the crude oil futures markets;

•
supply and demand for light sweet crude oil (WTI), as well as the effects of speculation or any government activity that could affect the markets for light sweet crude oil (WTI), technological advances or the discovery of new oil reserves leading to increases in the worldwide production of crude oil, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy and costs associated with regulatory compliance, including environmental regulations;

•	the time remaining to the maturity of the ETNs;

•	supply and demand for the ETNs, including inventory positions with any market maker, which may be affected by the amount of ETNs we decide to issue (we are under no obligation to issue any ETNs);

•
economic, financial, political, regulatory or judicial events that affect the level of the Index, the price of light sweet crude oil (WTI) futures contracts or the return on the Benchmark Index and the Cash Rate;

•	the Cash Rate and the prevailing rate of interest generally; and

•	the actual or perceived creditworthiness of RBS plc as issuer of the ETNs and RBSG as the guarantor of RBS plc’s obligations under the ETNs.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your ETNs prior to maturity in the secondary market, if any.  If you sell your ETNs prior to maturity, the price at which you are able to sell your ETNs may be at a discount, which could be substantial, from the then applicable daily redemption value or the stated face amount.  For example, there may be a discount on the ETNs if at the time of sale the Index is at or below its initial level or if market interest rates rise.  Even if there is an appreciation in the level of the Index from its initial level, the secondary market price of the ETNs may be subject to a discount based on the time remaining to the maturity of the ETNs.  Thus, if you sell your ETNs before maturity, the price that you receive for your ETNs may be less than the applicable indicative value or the applicable daily redemption value of the ETNs.  Further, you may receive less than the stated face amount of the ETNs or the price that you paid for them.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the ETNs.  We cannot predict the future performance of the ETNs, the Index, the light sweet crude oil (WTI) futures contracts comprising the Benchmark Index or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills based on the retrospectively calculated performance of the Index, such futures contracts or 3-month U.S. Treasury bills.  Neither we nor RBSG nor any of our affiliates can guarantee that the level of the Index will increase so that you will receive at maturity an amount in excess of the stated face amount of the ETNs.

As an investor in the ETNs you assume the risk that as a result of the performance of the ETNs you may not receive any return on your initial investment in the ETNs or that you may lose some or all of your investment in the ETNs.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Index; you seek a guaranteed return of principal; you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the impact of the accrued investor fee during the term of the ETNs; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Your return will not reflect the return of owning instruments the returns of which track the Benchmark Index, the light sweet crude oil (WTI) futures contracts comprising the Benchmark Index or the Cash Rate

Your ETNs are linked to the Index, which in turn tracks the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).  In addition, the investor fee is embedded in the daily redemption value of your ETNs as described above under “—Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee.”

As a result, the performance of your ETNs will not be the same as the performance of the Benchmark Index or the Cash Rate, or the return on a similar investment in exchange traded notes or other instruments tracking the Benchmark Index, the light sweet crude oil (WTI) futures contracts comprising the Benchmark Index or the Cash Rate.  Even if the level of the Benchmark Index or the Cash Rate increases from its level on the pricing date for the ETNs, the market value of the ETNs may not increase. It is also possible for the level of the Benchmark Index or the Cash Rate to increase while the market price of the ETNs declines.  Your payment at maturity may be less than you would have received if you had invested directly in the RBS 12-Month Oil Total Return Index (USD), light sweet crude oil (WTI) futures contracts or 3-month U.S. Treasury bills.  The trading value of the ETNs and final return on the ETNs may also differ from the performance of the Index for the reasons described under “—Credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market value of the ETNs prior to maturity and their ability to pay all amounts due on the ETNs” and “—The market value of the ETNs may be influenced by many unpredictable factors.”

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses

There is currently no secondary market for the ETNs.  Although the ETNs have been approved for listing on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TWTI,” subject to official notice of issuance, there is no guarantee of secondary liquidity.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.   There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we expect to issue only a small portion of the ETNs ($4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs)) on the initial settlement date.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI, an affiliate of ours, acting as principal or as our agent, to one or more dealers purchasing as principals for resale to investors.  We cannot assure you that any minimum number of ETNs will be sold or be outstanding at any given point.  Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to repurchases of the ETNs by us as described in this pricing supplement.  Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs.  While you may elect to offer your ETNs for repurchase by us prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable minimum repurchase amount to us at one time for repurchase on any repurchase date.

Hedging and trading activities by us or our affiliates could affect prices of ETNs

We and our affiliates may carry out activities that minimize our risks related to the ETNs.  In particular, on or prior to the date of this pricing supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the ETNs by taking positions in U.S. Treasury bills, options or other derivatives on the Cash Rate or crude oil futures contracts that comprise the Benchmark Index, exchange-traded funds that track crude oil futures prices, or in other instruments that we deemed appropriate in connection with such hedging.   We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities, however, could potentially alter the value of the Benchmark Index and/or the prices of the crude oil futures contracts comprising the Benchmark Index or the Cash Rate and, therefore, the value of the ETNs.

We or our affiliates are likely to modify our hedge position throughout the term of the ETNs by purchasing and selling U.S. Treasury bills, options or other derivatives on the Cash Rate or crude oil futures contracts that comprise the Benchmark Index, exchange-traded products that track crude oil futures prices, or in other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the level of the Benchmark Index, the prices of the crude oil futures contracts comprising the Benchmark Index or the value of the Cash Rate.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the ETNs declines.

We or one or more of our affiliates may also engage in trading options or other derivatives on the Cash Rate or crude oil futures contracts that comprise the Benchmark Index, exchange-traded products that track crude oil futures prices on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of the Benchmark Index, the futures contracts comprising the Benchmark Index or the Cash Rate and, therefore, the value of the ETNs.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price or value of the Benchmark Index, the futures contracts comprising the Benchmark Index or the Cash Rate.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs.

Potential conflicts of interest between holders of the ETNs and the calculation agent

Our affiliate, RBSSI, will serve as the calculation agent for the ETNs.  RBSSI will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon repurchase.  For a fuller description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent.”  For example, the calculation agent may have to determine whether a market disruption event has occurred or is continuing on a trading day when the calculation agent will determine the daily redemption value.  This determination may, in turn, depend on the calculation agent’s judgment about whether the event has materially interfered with our ability to unwind our hedge positions.  In addition, the calculation agent may have to make additional calculations if the Index or the Benchmark Index is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the market value of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

Our affiliates through which we hedge our obligations under the ETNs expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

In addition, the methodology and rules for the Index and the Benchmark Index were developed by us, in our capacity as the Index Sponsor, which may also result in potential conflicts of interest.  See “—Risks Relating to the Index and the Benchmark Index—Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor and the Benchmark Index Sponsor, may exist” below.

If a market disruption event has occurred or exists on a valuation date (including the final valuation date), the calculation agent will postpone the valuation date (and the applicable maturity date or repurchase date) and will determine the daily redemption value applicable to such valuation date according to the methodology described below

The determination of the daily redemption value of the ETNs on a valuation date, including the final valuation date, may be postponed if such valuation date is not a trading day or the calculation agent determines that a market disruption event has occurred or exists on such valuation date.  In no event, however, will a valuation date be postponed by more than five business days.

If a valuation date is postponed for five business days, the daily redemption value for such valuation date will be determined (or if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fifth business day after the originally scheduled valuation date.  The daily redemption value as determined by the calculation agent may differ from the result that would be produced by simple application of the formula for the daily redemption value set forth under “Specific Terms of the ETNs—Daily Redemption Value” to any published level of the Index or, if applicable, by a simple application of the formula for the Benchmark Index set forth under “The Index—Index Level Calculation” in this pricing supplement.

If the valuation date is postponed, the repurchase date (or in the case of the final valuation date, the maturity date) will also be postponed to the third business day immediately following the valuation date (or final valuation date, as the case may be), as postponed.  Any such postponement or determinations by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and Specific Terms of the ETNs—Payment at Maturity.”

You will have no rights in the Index, the Benchmark Index, any crude oil futures contracts comprising the Benchmark Index or U.S. Treasury bills, and you have no rights against the Index Sponsor or Index calculation agent

The ETNs track the Index, which in turn uses a systematic trend-following strategy to track the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).

As an owner of the ETNs, you will not have the rights that investors in the Index, the Benchmark Index, any crude oil futures contracts comprising the Benchmark Index or U.S. Treasury bills have.  You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index, the Benchmark Index, any crude oil futures contracts comprising the Benchmark Index or U.S. Treasury bills, and you will not be entitled to receive distributions, if any, made on any of the Index, any crude oil futures contracts comprising the Benchmark Index, the Benchmark Index or U.S. Treasury bills.  Your ETNs will be paid in cash, and you will have no right to receive delivery of any component of the Benchmark Index or any U.S. Treasury bills.

You will have no rights against the Index Sponsor or the Index calculation agent, even though the amount you receive at maturity or upon repurchase of your ETNs by us will depend on the levels of the Index and the Benchmark Index throughout the term of the ETNs.

The ETNs do not pay interest

We will not pay interest on the ETNs.  You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index, as reduced by the aggregate investor fee applicable to your ETNs.  Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs.  Any such reports, opinions or recommendations could affect the value of the Index and therefore the market value of the ETNs

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the ETNs or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the ETNs.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

The U.S. federal income tax consequences of an investment in the ETNs are unclear

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the ETNs, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS or a court might not agree with the treatment of the ETNs as prepaid financial contracts that is described in the section of this pricing supplement entitled “U.S.

Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the ETNs. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect. Prospective non-U.S. investors should also note that legislation enacted in 2010 (as described in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders” in this pricing supplement) could result in the imposition of withholding tax on an investment in the ETNs.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Index and the Benchmark Index

The Index and the Benchmark Index effectively have no actual history and may perform in unexpected ways

The Index was established on September 13, 2011 and the Benchmark Index was established on September 8, 2011 and, therefore, they effectively have no actual history and may perform in unexpected ways.  However, RBS plc, as the Index Sponsor, and NYSE Arca, as the Index calculation agent, have retrospectively calculated Index closing levels to illustrate how the Index would have performed had it existed in the past using the methodology of the Index as it exists today.  The retrospectively calculated Index closing levels were calculated based on retrospectively calculated data for the level of the Benchmark Index and historical data for the Cash Rate.  Similarly, RBS plc, as the Benchmark Index Sponsor, and NYSE Arca, as the Benchmark Index calculation agent, have retrospectively calculated Benchmark Index closing levels to illustrate how the Benchmark Index would have performed had it existed in the past using the methodology of the Benchmark Index as it exists today.  The retrospectively calculated Index and Benchmark Index closing levels should not be taken as an indication of future performance, and no assurance can be given as to the Index or Benchmark Index closing level on any given date.

The Index is expected to perform poorly in volatile markets, especially over short-term periods

An investment in the ETNs carries the risks associated with the Index’s systematic trend-following strategy.  This strategy generally seeks to capitalize on positive trends in the Benchmark Index determined based on the closing level of the Benchmark Index relative to the simple average of the Benchmark Index’s closing levels over the immediately preceding 100 Index business days.  This systematic trend-following strategy is different from a strategy that seeks long-term long-only exposure to an asset.  In particular, the Index is expected to perform poorly in non-trending markets characterized by short-term volatility when the Benchmark Index either remains flat or is subject to short-term fluctuations.  For example, the Index may fail to realize gains that could occur as a result of tracking the Benchmark Index when the level of the Benchmark Index increases, but after which the level of the Benchmark Index experiences a sudden decline.  We cannot assure you that the systematic trend-following strategy used to construct the Index will be successful or that it will outperform any alternative strategy that might be constructed from the Benchmark Index and the Cash Rate.

The Index provides exposure that is concentrated on only a single commodity

Because the Benchmark Index tracks a hypothetical notional investment in a single commodity (i.e., light sweet crude oil (WTI) futures contracts traded on the New York Mercantile Exchange (“NYMEX”)), an investment in the ETNs will therefore carry risks similar to a concentrated investment in a single commodity, and thus is much less diversified than funds, investment portfolios or indices investing in or tracking a broader range of products.  Consequently, the Benchmark Index will be subject to increased price volatility and is more susceptible to adverse economic, market, political or regulatory occurrences affecting the crude oil sector.

The ETNs and the Index do not provide exposure to spot prices of crude oil and, consequently, may not be representative of an investment that provides exposure to crude oil

The return on the ETNs will depend on the performance of the Index, which, in turn, will depend on the performance of the Benchmark Index and the Cash Rate.  The Benchmark Index tracks a series of twelve (12) light sweet crude oil (WTI) futures contracts that are traded on the NYMEX, not physical commodities or their spot prices.  The price movements in such crude oil futures contracts may not correlate with changes in the spot prices of crude oil.  A commodity futures contract is an agreement to buy a set amount of an underlying physical commodity at a predetermined price during a stated delivery period.  A futures contract reflects the expected value of the underlying physical commodity upon delivery in the future.  In contrast, the underlying physical commodity’s current or “spot” price reflects the immediate delivery value of the commodity.  A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity.  The Benchmark Index tracks the settlement prices of light sweet crude oil (WTI) futures contracts and not the spot prices of light sweet crude oil (WTI).  Consequently, an investment in the ETNs is not the same as an investment in crude oil spot prices or buying and holding oil.  While price movements in the crude oil futures contracts may correlate with changes in the spot prices of crude oil, the correlation will not be perfect and price movements in the spot market for crude oil may not be reflected in the futures market and vice versa.  Accordingly, an increase in the spot price of crude oil may not result in an increase in the price of the crude oil futures contracts.  The prices of the crude oil futures contracts tracked by the Benchmark Index may decrease while the spot prices for crude oil increase.

Unlike commodity indices which only track prices of front-month futures contracts, the Benchmark Index tracks the prices of a series of twelve (12) futures contracts with expiration dates ranging from one to 12 months in the future, which may affect the level of the Benchmark Index and, consequently, the value of the ETNs in various ways

A futures contract for a commodity typically specifies an expiration date, which is the date on which the contract will cease to trade, and a delivery date, which is the date on which the underlying physical commodity referenced by the futures contract is delivered.  A “front-month futures contract” for a commodity means the futures contract for that commodity that has the nearest expiration date.  Various commodity indices provide exposure to commodities by tracking the front-month futures contracts for those commodities.

Unlike commodity indices that track front-month futures contracts, the Benchmark Index provides exposure to a hypothetical notional investment in twelve (12) futures contracts on light sweet crude oil (WTI) with expiration dates ranging from one to 12 months in the future.  As a result, the performance of the Benchmark Index will differ from those commodity indices that track front-month futures contracts, and the value of the ETNs may be impacted in various ways, including the following:

•
Liquidity risk.  Generally, futures contracts with expiration dates nearer to the front-month are more liquid when compared to futures contracts with more distant expiration dates.  The liquidity of commodity futures contracts may impact the prices for such contracts and, consequently, the level of the Benchmark Index and the value of the ETNs.

•
Less correlation to crude oil spot prices.  While not identical, generally, the prices of commodities futures contracts with expiration dates nearer to the front-month are more closely correlated to the spot prices of those commodities.  Because the Benchmark Index tracks a series of twelve (12) futures contracts with expiration dates of up to 12 months in the future, the Benchmark Index may not have a high correlation to the spot prices of crude oil.

•
Less volatile and sensitive to price changes than commodity indices that track front-month crude oil contracts.  Generally, futures contracts with expiration dates nearer to the front-month are more susceptible to price changes when compared to futures contracts with more distant expiration dates.  Consequently, because the Benchmark Index tracks a series of twelve (12) futures contracts with expiration dates of up to 12 months in the future, the Benchmark Index is expected to be exhibit less volatility and is expected to be less sensitive to price changes impacting crude oil than commodity indices that track front-month crude oil contracts.

•
May perform comparatively more poorly in “backwardation” markets when compared to certain other commodity indices.  Commodity indices that track futures contracts on a “rolling” basis are exposed to the impact of differences in the future prices of those contracts relative to their current prices.   If the market for such contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the contract with the nearer expiration date would take place at a price that is higher than the price of the contract with the more distant expiration date, thereby creating a “roll yield” which might create a profit for the purchase of the contracts, and hence may increase the level of the commodity index.  Conversely, in “contango” markets, where prices of contracts are higher in the distant delivery months than in the nearer delivery months, the loss resulting from the sale of the contract with the nearer expiration date and the purchase of the new contract with the more distant expiration date may have an adverse affect on the level of the commodity index.  Because the Benchmark Index tracks a series of twelve (12) crude oil futures contracts with progressively more distant expiration dates of up to 12 months in the future, it may perform more poorly in backwardation markets when compared to commodity indices that track futures contracts with expiration dates closer to the front month where the impact of backwardation on such commodity indices may be more pronounced.

The Benchmark Index is a rolling index, and thus crude oil futures contract prices that are different relative to their current prices may adversely affect the level of the Benchmark Index and the value of the ETNs

The Benchmark Index provides exposure to a hypothetical notional investment in light sweet crude oil (WTI) futures contracts.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that comprise the Benchmark Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration date.  As time passes, the contract expiring in October is replaced by a contract for delivery in a later month (e.g., November).  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield” which might create a profit for the purchase of the contracts.  Even if the crude oil futures contracts comprising the Benchmark Index may have historically exhibited periods of backwardation, backwardation will not exist at all times with respect to any commodity.  The crude oil futures contracts comprising the Benchmark Index may trade in “contango” markets at any given time.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The presence of contango and absence of backwardation in the crude oil futures markets could result in negative “roll yields,” which might create a loss for the purchase of the contracts and could adversely affect the value of the Benchmark Index and, accordingly, the value of the ETNs.  There can be no assurance, however, that backwardation or roll yields will exist in crude oil futures contracts at any time during the term of the ETNs.

The Benchmark Index tracks prices of light sweet crude oil (WTI) traded on the NYMEX and not any other grade or specification of crude oil, whether traded on the NYMEX or any other commodities exchange

The Benchmark Index tracks the settlement prices of a series of light sweet crude oil (WTI) futures contracts traded on the NYMEX.  It does not track any other grade or specification of crude oil whether such other grade or specification of crude oil is traded on the NYMEX or any other commodities exchange in the United States or globally.  As such, the Benchmark Index provides exposure only to a specific grade and specification of crude oil traded on the NYMEX, which may trade at a price that is higher or lower than other grades or specifications of crude oil whether due to supply, demand or quality.

Crude oil futures prices may change unpredictably, can be extremely volatile, and can affect the value of the ETNs in unforeseeable ways

The return on the ETNs is linked to the performance of the Benchmark Index, which in turn is linked to the performance of crude oil futures contracts. The prices of crude oil futures contracts are affected by the global demand for and supply of crude oil and crude oil products, and is also influenced from time to time by speculative actions and by currency exchange rates.  Crude oil prices may be more volatile and subject to dislocation than prices of other commodities.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargoes) or supply disruptions in major oil-producing regions of the world.  Such events tend to affect crude oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers.  Crude oil prices are determined with significant influence by OPEC.  OPEC has the potential to influence crude oil prices worldwide because its members possess a significant portion of the world’s oil supply.  In the event of sudden disruptions in the supplies of crude oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of crude oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or a cessation of hostilities that may exist in countries producing crude oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the crude oil market and seasonality (e.g., weather conditions such as hurricanes).

Further, technological advances or the discovery of new oil reserves could lead to increases in worldwide production of crude oil and corresponding decreases in the price of crude oil.  In addition, further development and commercial exploitation of alternative energy sources and technologies, including solar, wind, or geothermal energy and hybrid and electric automobiles, could reduce the demand for crude oil and result in lower prices. The exploration and production spending, government regulation, world events and economic conditions will likewise affect the prices of crude oil and, consequently, crude oil futures contracts.  As such, crude oil futures contracts are subject to swift price fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects and tax and other governmental regulatory policies.

It is not possible to predict the aggregate effect of all or any combination of these factors.  Weak demand for crude oil products or services as a result of the above or other factors may adversely impact the value of the light sweet crude oil (WTI) futures contracts tracked by the Benchmark Index and, therefore, the level of the Benchmark Index and the value of the ETNs.

The Benchmark Index may be more volatile and susceptible to fluctuations in the price of crude oil than a broader commodities index

The Benchmark Index may be more volatile and susceptible to fluctuations in the price of crude oil than a broader commodities index.  In contrast to a broad commodities index comprised of contracts covering the physical commodities that are actively traded, the Benchmark Index is comprised of contracts covering only a single physical commodity.  As a result, price volatility in futures contracts covering crude oil will likely have a greater impact on the Benchmark Index than it would on a broad commodities index.  In addition, the Benchmark Index may not be representative of the economy and commodities markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

Any futures contract comprising the Benchmark Index may be replaced if such futures contract is terminated or replaced on the exchange where it is traded

The Benchmark Index is comprised of crude oil futures contracts (each a “designated contract”).  If any such designated contract were to be terminated or replaced by the Exchange on which it is traded, a comparable futures contract, if available, may be selected by the Benchmark Index Sponsor to replace that designated contract.  The termination or replacement of any designated contract may have an adverse impact on the level of the Benchmark Index and, therefore, the value of your ETNs.

Suspension or disruptions of market trading in crude oil futures markets may adversely affect the value of the ETNs

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the price of crude oil futures contracts and the level of the Benchmark Index and, therefore, the value of the ETNs.

The crude oil futures contracts comprising the Benchmark Index are subject to legal and regulatory regimes that may change in ways that could adversely affect the level of the Benchmark Index and the value of the ETNs

The light sweet crude oil (WTI) futures contracts comprising the Benchmark Index are subject to extensive statutes, regulations and margin requirements.  The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such commodity or commodity futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.  Furthermore, certain exchanges have regulations that limit the amount of fluctuations in commodity or commodity futures contract prices that may occur during a single five-minute trading period.  These limits could adversely affect the market prices of relevant commodity futures contracts and forward contracts.  The regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general.  The effect on the value of the ETNs of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of investors in the ETNs.

For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, requires the CFTC, with respect to physical commodities other than excluded commodities as defined by the CFTC, to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts, options on futures contracts or on commodities traded on or subject to the rules of a designated contract market, or any swaps that are economically equivalent to such contracts or options.  The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders.  In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities.

The ETNs will not be regulated by the CFTC

The ETNs are our senior unsecured obligations.  The net proceeds to be received by us from the sale of the ETNs that are linked to the Benchmark Index will not be used to purchase or sell crude oil futures contracts relating to the Benchmark Index, or that comprise the Benchmark Index, for the benefit of holders of the ETNs.  An investment in the ETNs does not constitute either an investment in futures contracts or in a collective investment vehicle that trades in futures contracts.  The ETNs do not constitute a direct or indirect investment by you in the trading of the crude oil futures contracts that comprise the Benchmark Index.  Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated as a “commodity pool operator” (a “CPO”) by the CFTC, an independent federal regulatory agency.  Because the ETNs are not interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade on futures exchanges, which generally may only be transacted through a person registered with the CFTC as a “futures commission merchant” (an “FCM”).  We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on regulated futures exchanges through a registered FCM.

The NYMEX has no obligation to consider your interests in calculating and publishing the settlement prices for crude oil futures contracts which are tracked by the Benchmark Index

The primary exchange, trading market or association for the trading of light sweet crude oil (WTI) futures contracts, currently the NYMEX, is responsible for calculating and publishing the official settlement prices for light sweet crude oil (WTI) futures contracts which is tracked by the Benchmark Index.  The NYMEX may alter, discontinue or suspend calculation or dissemination of the official settlement prices for such crude oil futures contracts, or it may change the manner in which the settlement prices of such futures contracts are determined.  The NYMEX may also from time to time change its rules or bylaws or take emergency action under its rules.  The NYMEX has no obligation to consider your interests in calculating or revising the official settlement price for light sweet crude oil (WTI) futures contracts.  Any such actions could adversely affect the price of the light sweet crude oil (WTI) futures contracts, and therefore, the level of the Benchmark Index and the value of the ETNs.

The Index may underperform the Benchmark Index

The Index uses a systematic trend-following strategy to track the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).  Thus, the Index aims to mitigate, to some extent, the volatility of the Benchmark Index (which is a U.S. commodity index that tracks a long only exposure to a series of light sweet crude (WTI) oil futures contracts) by tracking the Cash Rate (instead of the Benchmark Index) if the Benchmark Index is below its historical 100-Index business day simple moving average.

However, the Benchmark Index trend will not switch from positive to negative (or conversely, from negative to positive) unless and until the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for five consecutive Index business days (or conversely, at or above its historical 100-Index business day simple moving average for five consecutive Index business days).  Further, once the Benchmark Index trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, the Benchmark Index) until the second Index business day immediately following the Index business day on which such Benchmark Index trend switches.  For an illustration, please see the table under “The Index—Index Level Calculation—Index Return Source.”  This means that at least six consecutive Index business days will elapse after the Index business day on which the closing level of such Benchmark Index first drops below its historical 100-Index business day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking the Benchmark Index to the Cash Rate (or conversely, from the Cash Rate to the Benchmark Index).  As a result, if the Index is in a positive trend, it may be adversely affected by a downward trend and/or volatility in the Benchmark Index for up to six consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in the Benchmark Index for up to six consecutive Index business days).  Movements in the Benchmark Index over a period of six consecutive Index business days could be significant, and may have a material and adverse impact on the performance of the Index.  The performance of the Index and the Index closing level on any Index business day are dependent on the performance of the level of the Benchmark Index or the Cash Rate during the term of the ETNs.  On any Index business day, the return on the Index may be greater than, less than or significantly less than the return on the Benchmark Index.  As a result, the Index could underperform the Benchmark Index.

Adjustments to the Index or the Benchmark Index could adversely affect the ETNs

NYSE Arca, the Index calculation agent, is responsible for calculating and maintaining the Index.  In certain circumstances, we, as the Index Sponsor, may make certain methodological and other changes to the Index as described further under “The Index—Index Adjustment Events”, “The Index—Index Disruption Fallbacks” and “The Index—Change in Index Methodology.”  The Index Sponsor may also discontinue or suspend calculation or dissemination of the Index in the circumstances described under “The Index—Index Disruption Events” and “The Index—Termination of the Index” in this pricing supplement.

Similarly, NYSE Arca, the Benchmark Index calculation agent, is responsible for calculating and maintaining the Benchmark Index.  As the Benchmark Index Sponsor, we can add, delete or substitute the crude oil futures contracts comprising the Benchmark Index under certain circumstances.  You should realize that the changing of the crude oil futures contracts comprising the Benchmark Index may affect the Benchmark Index, as a newly added crude oil futures contract may perform significantly better or worse than the crude oil futures contract or contracts it replaces.  As the Benchmark Index Sponsor, we may make other methodological changes that could change the level of the Benchmark Index as described further under “The Index—Background on the Index Components—The Benchmark Index—Benchmark Index Adjustment Events”, “The Index—Background on the Index Components—The Benchmark Index—Benchmark Index Disruption Fallbacks” and “The Index—Background on the Index Components—The Benchmark Index—Change in Benchmark Index Methodology”.  Additionally, we, as the Benchmark Index Sponsor, may also discontinue or suspend calculation or dissemination of the Benchmark Index in the circumstances described under “The Index—Background on the Index Components—The Benchmark Index—Benchmark Index Disruption Events” and “The Index—Background on the Index Components—The Benchmark Index—Termination of the Benchmark Index” in this pricing supplement.

Also, there can be no assurance that the bid and auction process by which the yield on 3-month U.S. Treasury bills, and consequently the Cash Rate, is determined will not change.  Changes in these processes or the method by which the yield on 3-month U.S. Treasury bills is determined could reduce the Cash Rate.

If one or more of these events occurs, the calculation of the amount payable at maturity or upon repurchase could be adjusted to reflect such event or events as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index” of this pricing supplement.  Any of these actions could adversely affect the amount payable at maturity or repurchase and/or the market value of the ETNs.  The Index Sponsor and the Benchmark Index Sponsor have no obligation to consider your interests in calculating or revising the Index or the Benchmark Index, respectively.

The Index and the Benchmark Index comprise notional assets

The exposures to the Index and the Benchmark Index (and to the crude oil futures contracts comprising the Benchmark Index and to U.S. Treasury bills) are purely notional and will exist solely in the records maintained by or on behalf of the Index calculation agent and the Benchmark Index calculation agent.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  Consequently, you will not have any claim against or on the Index, the Benchmark Index, the crude oil futures contracts comprising the Benchmark Index or any U.S. Treasury bills.

Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor and the Benchmark Index Sponsor, may exist

The methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, an affiliate of RBSG and RBSSI.  As the Index Sponsor, we are responsible for the Index Methodology (as defined under “The Index—Index Methodology” below) that the Index calculation agent will use in order to calculate the level of the Index.  We have the ability to take certain actions with respect to the Index Methodology, including actions that could affect the level of the Index or the value of your ETNs.  Because determinations made by the Index Sponsor may affect the daily redemption value, potential conflicts of interest may exist between our role as the issuer of the ETNs and our role as the Index Sponsor and Benchmark Index Sponsor and you.  As the Index Sponsor, we are the final authority on the Index and the interpretation of the Index Methodology.  We have no obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and therefore the value of your ETNs.

Similarly, the methodology and rules for the Benchmark Index were developed by RBS plc, as the Benchmark Index Sponsor.  The Benchmark Index Sponsor is responsible for the Benchmark Index Methodology (as defined under “The Index—Background on the Index Components—The Benchmark Index—Benchmark Index Methodology” below) that the Benchmark Index calculation agent will use in order to calculate the level of the Benchmark Index.  The Benchmark Index Sponsor has the ability to take certain actions with respect to the Benchmark Index Methodology, including actions that could affect the level of the Benchmark Index or your ETNs.  Because determinations made by the Benchmark Index Sponsor may affect the daily redemption value, potential conflicts of interest may exist between us, as the Benchmark Index Sponsor, and you.  The Benchmark Index Sponsor is the final authority on the Benchmark Index and the interpretation of the Benchmark Index Methodology.  We will have no obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Benchmark Index and therefore the value of your ETNs.

Risks Relating to the Cash Rate

The Cash Rate will be determined based on the weekly auction rate for 3-month U.S. Treasury bills

The auction rate for 3-month U.S. Treasury bills is determined when the U.S. Treasury holds auctions, which is typically on a weekly basis.  Because the Cash Rate is determined in reference to this weekly auction, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

The Cash Rate will be affected by a number of factors outside of our control

The Cash Rate will depend on a number of factors that can affect the value of U.S. Treasury bills, including, but not limited to:

•	changes in, or perceptions about, future interest rates;

•	general economic conditions;

•	supply and demand for U.S. Treasury bills;

•	prevailing interest rates; and

•	policy of the Federal Reserve Board regarding interest rates.

These and other factors may have an adverse impact on the Cash Rate, and therefore the value of the ETNs and any payment at maturity or upon early repurchase or redemption.  In addition, these and other factors may have an adverse impact on the value of your ETNs in the secondary market.

The Cash Rate may be volatile

The Cash Rate is subject to volatility due to a variety of factors affecting interest rates generally, including, but not limited to:

•	sentiment regarding underlying strength in the U.S. and global economies;

•	expectation regarding the level of price inflation;

•	sentiment regarding credit quality in U.S. and global credit markets;

•	central bank policy regarding interest rates; and

•	performance of capital markets.

Decreases in the Cash Rate at a time when the Index is tracking the Cash Rate will have an adverse impact on the Index and, therefore, the value of the ETNs and any payment at maturity or upon early repurchase or redemption.  When tracking the Cash Rate, the daily redemption value of the ETNs will be negatively impacted on each day that the Cash Rate is lower than the annual investor fee.

HYPOTHETICAL EXAMPLES

The following examples show how the ETNs would perform in hypothetical circumstances, based on the assumptions described below for each of the examples, over a period of 10 years, 10 days or 12 months, as the case may be.  For ease of analysis and presentation, the numbers appearing in the following examples have been rounded.

These examples highlight the behavior of the daily redemption value of the ETNs in different hypothetical circumstances.  They are not indicative of actual results.  Any payment you will be entitled to receive on your ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Example 1. A hypothetical increase in the level of the Index.

This example assumes an initial Index closing level of 5,000 and that the Index increases by approximately    45% over an assumed term of the ETNs of 10 years.  For simplicity, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,000.00				$25.00
1	5,301.28	1.060255	0.88%	99.12%	$26.27	6.03%	5.09%
2	5,851.03	1.103701	0.86%	99.14%	$28.75	10.37%	9.42%
3	5,726.63	0.978739	0.93%	99.07%	$27.88	-2.13%	-3.04%
4	5,926.15	1.034842	0.94%	99.06%	$28.58	3.48%	2.51%
5	6,226.25	1.050640	0.88%	99.12%	$29.76	5.06%	4.14%
6	6,400.75	1.028027	0.85%	99.15%	$30.33	2.80%	1.93%
7	6,876.70	1.074358	0.89%	99.11%	$32.30	7.44%	6.48%
8	6,801.53	0.989068	0.90%	99.10%	$31.66	-1.09%	-1.98%
9	7,100.63	1.043975	0.86%	99.14%	$32.77	4.40%	3.50%
10	7,250.00	1.021037	0.85%	99.15%	$33.17	2.10%	1.24%

Hypothetical returns:
Annualized Index Return:	3.79%	Cumulative Index Return:	45.00%
Annualized ETN Return:	2.87%	Cumulative ETN Return:	32.68%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 2. A hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 5,000 and that the Index decreases by approximately    45% over an assumed term of the ETNs of 10 years.  For simplicity, as for example 1 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under "Specific Terms of the ETNs—Daily Redemption Value" in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,000.00				$25.00
1	4,950.00	0.990000	0.85%	99.15%	$24.54	-1.00%	-1.84%
2	4,500.00	0.909091	0.86%	99.14%	$22.12	-9.09%	-9.87%
3	5,031.13	1.118028	0.95%	99.05%	$24.49	11.80%	10.74%
4	4,251.13	0.844965	1.00%	99.00%	$20.49	-15.50%	-16.35%
5	4,125.75	0.970508	0.85%	99.15%	$19.72	-2.95%	-3.77%
6	3,825.50	0.927225	0.87%	99.13%	$18.12	-7.28%	-8.08%
7	3,351.13	0.875997	0.88%	99.12%	$15.73	-12.40%	-13.17%
8	3,550.85	1.059599	0.88%	99.12%	$16.53	5.96%	5.03%
9	3,190.85	0.898616	0.84%	99.16%	$14.73	-10.14%	-10.89%
10	2,750.00	0.861839	0.86%	99.14%	$12.58	-13.82%	-14.56%

Hypothetical returns:
Annualized Index Return:	-5.80%	Cumulative Index Return:	-45.00%
Annualized ETN Return:	-6.64%	Cumulative ETN Return:	-49.67%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 3. A hypothetical increase followed by a hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 5,000 and that the Index increases by approximately    25% during the first five years, but then decreases to below its original level during the next five years of an assumed term of the ETNs of 10 years.  For simplicity, as for examples 1 and 2 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under "Specific Terms of the ETNs—Daily Redemption Value" in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,000.00				$25.00
1	5,301.27	1.060255	0.88%	99.12%	$26.27	6.03%	5.09%
2	5,575.58	1.051743	0.84%	99.16%	$27.40	5.17%	4.29%
3	5,941.13	1.065563	0.85%	99.15%	$28.95	6.56%	5.65%
4	6,151.15	1.035351	0.86%	99.14%	$29.71	3.54%	2.64%
5	6,250.00	1.016070	0.87%	99.13%	$29.93	1.61%	0.72%
6	5,750.58	0.920092	0.89%	99.11%	$27.29	-7.99%	-8.81%
7	5,502.08	0.956787	0.88%	99.12%	$25.88	-4.32%	-5.16%
8	5,251.33	0.954426	0.87%	99.13%	$24.49	-4.56%	-5.39%
9	4,750.28	0.904586	0.86%	99.14%	$21.96	-9.54%	-10.32%
10	4,687.50	0.986785	0.85%	99.15%	$21.49	-1.32%	-2.16%

Hypothetical returns:
Annualized Index Return:	-0.64%	Cumulative Index Return:	-6.25%
Annualized ETN Return:	-1.50%	Cumulative ETN Return:	-14.05%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 4. An illustration of the Index switching from tracking the Benchmark Index to the Cash Rate.

This example assumes an initial Index closing level of 5,000 and illustrates the impact on the return on the Index and on the ETNs over a period of 10 valuation dates of the Index switching from tracking the Benchmark Index, to tracking the Cash Rate, and back to tracking the Benchmark Index again.  Unlike examples 1, 2 and 3 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Benchmark Index or the Cash Rate on each such valuation date.

				A	B	C’	C	D	E
Day	Benchmark Index Closing Level	Benchmark Index Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t					At / At-1		C’ × Day-Count Fraction	1 – C	Et-1 × Bt × Dt
0	3,000.00	3,044.33	Bench. Ind	5,000.00					$25.00
1	3,003.25	3,043.92	Bench. Ind	5,005.41	1.001082	1.10%	0.00003014	0.99996986	$25.03
2	3,007.47	3,045.87	Cash Rate	5,012.43	1.001402	0.50%	0.00001370	0.99998630	$25.06
3	3,058.64	3,047.68	Cash Rate	5,097.73	1.017019	0.50%	0.00001370	0.99998630	$25.49
4	3,051.13	3,049.25	Cash Rate	5,085.23	0.997548	0.50%	0.00001370	0.99998630	$25.42
5	3,108.03	3,051.00	Cash Rate	5,180.04	1.018643	0.50%	0.00001370	0.99998630	$25.90
6	3,089.89	3,052.50	Cash Rate	5,149.82	0.994167	0.50%	0.00001370	0.99998630	$25.75
7	3,133.00	3,054.19	Cash Rate	5,221.65	1.013948	0.50%	0.00001370	0.99998630	$26.11
8	3,131.10	3,055.59	Cash Rate	5,218.49	0.999394	0.50%	0.00001370	0.99998630	$26.09
9	3,079.11	3,056.76	Bench. Ind	5,131.85	0.983398	1.10%	0.00003014	0.99996986	$25.66
10	3,014.87	3,057.61	Bench. Ind	5,024.78	0.979136	1.10%	0.00003014	0.99996986	$25.12

Hypothetical returns:
	Cumulative Index Return:	0.50%
	Cumulative ETN Return:	0.47%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 5. An illustration of the potential impact on the Index from a hypothetical significant decline in the level of the Benchmark Index.

This example assumes an initial Index closing level of 5,000 and illustrates the impact on the return on the Index and on the ETNs over a period of 10 valuation dates where the Index is tracking the Benchmark Index and the level of the Benchmark Index experiences a significant decline for a number of valuation dates before the Index switches to tracking the Cash Rate.  As for example 4 above, but unlike examples 1, 2 and 3 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Benchmark Index or the Cash Rate on each such valuation date.

				A	B	C’	C	D	E
Day	Benchmark Index Closing Level	Benchmark Index Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t					At / At-1		C’ × Day-Count Fraction	1 – C	Et-1 × Bt × Dt
0	3,000.00	2,886.24	Bench. Ind.	5,000.00					$25.00
1	3,014.68	2,887.00	Bench. Ind.	5,024.47	1.004893	1.10%	0.00003014	0.99996986	$25.12
2	3,049.74	2,889.62	Bench. Ind.	5,082.90	1.011630	1.10%	0.00003014	0.99996986	$25.41
3	2,959.66	2,892.62	Bench. Ind.	4,932.77	0.970463	1.10%	0.00003014	0.99996986	$24.66
4	2,890.32	2,895.34	Bench. Ind.	4,817.22	0.976576	1.10%	0.00003014	0.99996986	$24.08
5	2,741.20	2,897.10	Bench. Ind.	4,568.67	0.948403	1.10%	0.00003014	0.99996986	$22.84
6	2,180.16	2,895.76	Bench. Ind.	3,633.60	0.795330	1.10%	0.00003014	0.99996986	$18.16
7	2,296.42	2,895.00	Bench. Ind.	3,827.37	1.053329	1.10%	0.00003014	0.99996986	$19.13
8	2,505.38	2,895.14	Bench. Ind.	4,175.64	1.090993	1.10%	0.00003014	0.99996986	$20.87
9	2,407.14	2,894.70	Bench. Ind.	4,011.93	0.960794	1.10%	0.00003014	0.99996986	$20.05
10	2,406.86	2,894.20	Cash Rate	4,011.44	0.999879	0.50%	0.00001370	0.99998630	$20.05

Hypothetical returns:
	Cumulative Index Return:	-19.77%
	Cumulative ETN Return:	-19.79%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 6. An illustration of the potential impact of the Index having exposure to the Cash Rate for an extended period of time in a low interest rate environment.

This example assumes an initial Index closing level of 5,000 and that the Index has exposure to the Cash Rate at all times during a 10-month period.  It illustrates the impact on the return on the Index and on the ETNs over the 10-month period where the Cash Rate (i.e. the yield on 3-month U.S. Treasury bills) is below the annual investor fee (which, in this scenario, is 0.50% per annum) and the Index nevertheless continues to track the Cash Rate.  Because the Index is assumed to be tracking the Cash Rate, the applicable annual investor fee in this example is 0.50% during that period of time.  For simplicity, the index factor, the annual investor fee, the fee factor and the daily redemption value are determined for purposes of this example only once a month, rather than on each valuation date.

		A	B	C	D	E	F’	G’
Month	Cash Rate	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Monthly Index Return	Monthly ETN Return
t			At / At-1		1 – (C × Day-Count Fraction)	Et-1 × Bt × Dt
0	0.10%	5,000.00				$25.00
1	0.15%	5,001.50	1.000300	0.50%	99.96%	$25.00	0.03%	-0.01%
2	0.16%	5,003.00	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
3	0.15%	5,004.50	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
4	0.18%	5,006.00	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
5	0.17%	5,006.00	1.000000	0.50%	99.96%	$24.98	0.00%	-0.04%
6	0.19%	5,007.51	1.000300	0.50%	99.96%	$24.97	0.03%	-0.01%
7	0.16%	5,007.51	1.000000	0.50%	99.96%	$24.96	0.00%	-0.04%
8	0.17%	5,009.01	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%
9	0.17%	5,010.51	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%
10	0.15%	5,012.01	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%

Hypothetical returns:
	Cumulative Index Return:	0.24%
	Cumulative ETN Return:	-0.18%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

The hypothetical examples above are provided for purposes of information only.  The hypothetical examples are not indicative of the future performance of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs.  We cannot predict the actual Index closing level or daily redemption value on any valuation date, nor can we predict the relationship between the Index closing level and the market value of your ETNs at any time.  Accordingly, the actual amount that a holder of the ETNs will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the ETNs will depend on the actual daily redemption value on the relevant valuation date, which reflects the effect of the investor fee.  Further, the actual amount that a holder of the ETNs will receive if the ETNs were to be sold prior to maturity will depend on the market value of the ETNs at that time, which may differ from the daily redemption value of the ETNs.  Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, at maturity or on upon early repurchase or redemption may be very different from the information reflected in the tables above.

THE INDEX

The RBS Oil Trendpilot™ Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc (the “Index Sponsor”).  The Index was established on September 13, 2011 (the “Index inception date”) with an Index closing level equal to 4,774.26.  The Index was developed with a base value of 128.61 (the “Index Base Value”) on July 13, 1989 (the “Index Base Date”).  The Index tracks either the performance of the RBS 12-Month Oil Total Return Index (USD) (the “Benchmark Index”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate” and, together with the Benchmark Index, the “Index Components”), depending on whether the Benchmark Index is observed to be in a positive or negative trend as determined in accordance with the methodology described below.  As of the date of this pricing supplement, the Index tracks the Cash Rate.

Information contained in any Bloomberg page (or on any successor page) referenced below is not incorporated by reference in this pricing supplement.

Index Methodology

The Index level will be calculated using the Index methodology published by the Index Sponsor (the “Index Methodology”).  The Index utilizes a systematic trend-following strategy that provides exposure to either the Benchmark Index or the Cash Rate, depending on the relative performance of the Benchmark Index on a simple historical moving average basis.  If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Benchmark Index and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.  The rules for determining whether the Benchmark Index is in a positive or negative trend is described under “—Index Level Calculation” below.

The Index aims to mitigate, to some extent, the volatility of the Benchmark Index (which is a U.S. commodity index that tracks a long only exposure to the hypothetical notional investment in a series of twelve (12) light sweet crude oil (West Texas Intermediate or “WTI”) futures contracts) by tracking the Cash Rate (instead of the Benchmark Index) if the Benchmark Index is below its historical 100-Index business day simple moving average.

However, the Benchmark Index trend will not switch from positive to negative (or conversely, from negative to positive) unless and until the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for five consecutive Index business days (or conversely, at or above its historical 100-Index business day simple moving average for five consecutive Index business days).  Further, once the Benchmark Index trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, the Benchmark Index) until the second Index business day immediately following the Index business day on which such Benchmark Index trend switches.  For an illustration, please see the table under “—Index Level Calculation—Index Return Source” herein.  This means that at least six consecutive Index business days will elapse after the Index business day on which the closing level of such Benchmark Index first drops below its historical 100-Index business day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking the Benchmark Index to the Cash Rate (or conversely, from the Cash Rate to the Benchmark Index).  As a result, if the Index is in a positive trend, it may be adversely affected by a downward trend and/or volatility in the Benchmark Index for up to six consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in the Benchmark Index for up to six consecutive Index business days).  Accordingly, the strategy employed by the Index does not eliminate exposure to volatility in the Benchmark Index.

Index Level Calculation

Summary

The Index is calculated, and a value for the Index (the “Index Level”) is published, on each Index business day that is not a disrupted day as defined under “—Index Disruption Events” below.

An “Index business day” means any day on which each Exchange is scheduled to open for its regular trading sessions for at least three hours, in accordance with its holidays and hours schedule.

“Exchange” means (a) the primary exchange, trading market or association where light sweet crude oil (WTI) futures contracts are traded, which, as of the date of this pricing supplement, is the New York Mercantile Exchange (“NYMEX”), and (b) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of 3-month U.S. Treasury bills, or derivatives that reference 3-month U.S. Treasury bills, principally occurs, in each case as determined by the Index Sponsor.

The Index Level on any Index business day is based on the Index Level on the previous Index business day and the performance of the applicable return source (the “Index Return Source”), which is either the Benchmark Index (if the Benchmark Index is in a positive trend) or the Cash Rate (if the Benchmark Index is in a negative trend).

Thus, for any Index business day, the Index Level is equal to:

•	the Index Level on the immediately preceding Index business day in respect of which the Index Level was last determined, multiplied by

•	the return from the applicable Index Return Source for such Index business day.

See “—Detailed Calculation of Index Level” below for additional information.

The return on the Benchmark Index for any Index business day in respect of which the Index Level is being determined is equal to the closing level for the Benchmark Index on such Index business day (the “Benchmark Index Closing Level”), divided by the Benchmark Index Closing Level on the immediately preceding Index business day in respect of which the Index Level was last determined.

The Benchmark Index Closing Level is the closing level in U.S. dollars of the Benchmark Index as determined by the Index calculation agent.  The Benchmark Index Closing Level will be the value that market participants, in accordance with market practice, use to determine a final end-of-day value for the Benchmark Index.  The Benchmark Index Closing Level will be as displayed on Bloomberg page “12MOILTR <Index>” (or any successor page) unless, in the judgment of the Index calculation agent and the Index Sponsor, both acting in good faith, such closing level reflects a manifest error.

The return on the Cash Rate is calculated based on the most recent 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” (or on any successor page) (the “T-Bill Auction Rate”)—such auction is typically held on a weekly basis by the U.S. Treasury.  The Cash Rate reflects the yield to maturity for a hypothetical notional investment in 3-month U.S. Treasury bills at the T-Bill Auction Rate translated into a daily return.  Prior to July 16, 1990 (exclusive), the 91-day auction high rates for U.S. Treasury bills were sourced from the webpage of the Federal Reserve at http://www.federalreserve.gov/Releases/h15/data.htm.

Benchmark Index Trend

The trend of the Benchmark Index on any Index business day (the “Benchmark Index Trend”) is determined by comparing (a) the Benchmark Index Closing Level to (b) the simple moving average of the Benchmark Index for the period of 100 consecutive Index business days ending on, and including, such Index business day (the “Benchmark Index Simple Moving Average”).

For any Index business day, the Benchmark Index Trend will be “positive” if the Benchmark Index Closing Level is equal to or greater than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  Conversely, the Benchmark Index Trend will be “negative” for any Index business day if the Benchmark Index Closing Level is less than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  If neither of those conditions is satisfied, then the Benchmark Index Trend will be the same as the Benchmark Index Trend on the immediately preceding Index business day.

The Benchmark Index Closing Level is determined as set forth above.  The Benchmark Index Simple Moving Average for any particular Index business day is equal to the sum of the Benchmark Index Closing Levels for each of the 100 consecutive Index business days ending on, and including, such Index business day, divided by 100.

Index Return Source

The Index Level for any Index business day is calculated based on the Index Level on the immediately preceding Index business day and the value determined based on the return on the applicable Index Return Source on such Index business day.  The Index Return Source for any Index business day, in turn, depends on the Benchmark Index Trend on the second Index business day immediately preceding such Index business day (such preceding Index business day, the “trend determination date”).

If the Benchmark Index Trend is positive for the trend determination date related to any Index business day, and (i) if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will switch to tracking the Benchmark Index on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Benchmark Index, then the Index will continue to track the Benchmark Index.  If the Benchmark Index Trend is negative, on the other hand, and (i) if the Index Return Source on the immediately preceding Index business day was the Benchmark Index, then the Index will switch to tracking the Cash Rate on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will continue to track the Cash Rate.

The Benchmark Index Trend will switch only if there have been five consecutive Index business days where the Benchmark Index Closing Levels have been uniformly (a) below the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from positive to negative or (b) at or above the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from negative to positive.  The Index will implement the change in the reference exposure at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index Trend switches from positive to negative or from negative to positive, as the case may be.

By way of illustration, the table below sets forth values for the Benchmark Index Closing Level and the Benchmark Index Simple Moving Average for the period from December 8, 2009 to January 11, 2010.

On December 15, 2009, the Benchmark Index Closing Level was below the Benchmark Index Simple Moving Average for each of the five Index business days ending on, and including, December 15, 2009, thereby changing the Benchmark Index Trend from positive to negative.  As a consequence, two Index business days later on December 17, 2009, the Index stopped tracking the Benchmark Index and commenced tracking the Cash Rate.  The Cash Rate exposure hence started contributing to the performance of the Index as of the open of the market on December 17, 2009.  Thus, the Index did not switch from tracking the Benchmark Index to tracking the Cash Rate until the open of the market on the seventh Index business day following the first day on which the Benchmark Index Closing Level was below the Benchmark Index Simple Moving Average.

The Benchmark Index Trend changed again on December 30, 2009 when the Benchmark Index Closing Level was at or above the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, December 30, 2009.  Therefore, as of the close of the market on December 31, 2009, the Index stopped referencing the Cash Rate and started tracking the Benchmark Index.  The Benchmark Index exposure hence started contributing to the performance of the Index as of the open of the market on January 4, 2011.  Thus, the Index did not switch from tracking the Cash Rate to tracking the

Benchmark Index until the open of the market on the seventh Index business day following the first day on which the Benchmark Index Closing Level was at or above the Benchmark Index Simple Moving Average.

The table below illustrates the example described above.  The Benchmark Index Closing Levels set forth in the table below are as published on Bloomberg page “12MOILTR <Index>” (or on any successor page).  Because the Index was only created on September 13, 2011, the Index Sponsor and the Index calculation agent have retrospectively calculated the Benchmark Index Simple Moving Average for the dates set forth in the table below.  For the sake of simplicity, the table shows results rounded to two decimal places of precision.  However, the Index itself will be calculated using ten decimal places as described under “—Index Calculation Agent.”

Index Business Day	Benchmark Index Closing Level (“BICL”)	Benchmark Index Simple Moving Average (“SMA”)	Number of Consecutive Index Business Days where BICL ≥ SMA	Number of Consecutive Index Business Days where BICL < SMA	Benchmark Index Trend at the end of Index Business Day	Index Return Source
12/08/09	2637.29	2612.55	43	0	Positive	Benchmark Index
12/09/09	2558.07	2613.81	0	1	Positive	Benchmark Index
12/10/09	2547.71	2614.88	0	2	Positive	Benchmark Index
12/11/09	2543.51	2615.69	0	3	Positive	Benchmark Index
12/14/09	2541.29	2615.87	0	4	Positive	Benchmark Index
12/15/09	2551.08	2615.89	0	5	Negative	Benchmark Index
12/16/09	2595.03	2616.41	0	6	Negative	Benchmark Index
12/17/09	2579.49	2617.10	0	7	Negative	Cash Rate
12/18/09	2599.63	2619.06	0	8	Negative	Cash Rate
12/21/09	2573.75	2619.55	0	9	Negative	Cash Rate
12/22/09	2585.83	2619.65	0	10	Negative	Cash Rate
12/23/09	2654.05	2619.82	1	0	Negative	Cash Rate
12/24/09	2701.67	2620.28	2	0	Negative	Cash Rate
12/28/09	2729.01	2620.78	3	0	Negative	Cash Rate
12/29/09	2733.64	2621.38	4	0	Negative	Cash Rate
12/30/09	2745.43	2622.52	5	0	Positive	Cash Rate
12/31/09	2739.18	2623.55	6	0	Positive	Cash Rate
01/04/10	2804.59	2625.66	7	0	Positive	Benchmark Index
01/05/10	2819.47	2627.77	8	0	Positive	Benchmark Index
01/06/10	2864.76	2630.20	9	0	Positive	Benchmark Index
01/07/10	2844.96	2633.35	10	0	Positive	Benchmark Index
01/08/10	2854.55	2636.83	11	0	Positive	Benchmark Index
01/11/10	2845.47	2639.56	12	0	Positive	Benchmark Index

Detailed Calculation of Index Level

The Index Level for any Index business day, as described above (which does not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs), is calculated according to the following equations:

Where:

And:

It	=	the Index Level on Index business day t, where on the Index Base Date, the Index Base Value is 128.61.

Zt	=
the value of the trend indicator for Index business day t (with a value of “1” indicating that the Benchmark Index Trend is positive for such Index business day, a value of “0” indicating that the Benchmark Index Trend is negative for such Index business day, and a value of “Zt” indicating that the Benchmark Index Trend is the same as the immediately preceding Index business day).

ORt	=	the return on the Benchmark Index for Index business day t.

RRt	=	the Cash Rate for Index business day t.

d	=	the number of calendar days that have elapsed between Index business day t-1 and Indexbusiness day t.

Oilt	=	the Benchmark Index Closing Level on Index business day t.

BILLt	=
the T-Bill Auction Rate for Index business day t, being the most recent 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” (or on any successor page) on Index business day t.

SMAt	=	the Benchmark Index Simple Moving Average for Index business day t.

Retrospectively Calculated Index Performance

Because the Index was only created on September 13, 2011 and the Benchmark Index was only created on September 8, 2011, both the Index and the Benchmark Index effectively have no actual history.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on retrospectively calculated data for the level of the Benchmark Index, the retrospectively calculated 100-Index business day simple moving average for the Benchmark Index and actual historical data for the Cash Rate starting from the Index Base Date of July 13, 1989, and using the Index Base Value of 128.61.  The Index Base Value was retrospectively calculated based on the retrospectively calculated closing level of the Benchmark Index on the Index Base Date.  The retrospective calculations by RBS plc, as the Index Sponsor, and

NYSE Arca, Inc. (“NYSE Arca”), as the Index calculation agent, from the Index Base Date through September 8, 2011 were performed using the Index methodology described in the section “—Index Methodology” herein.

RBS plc, as the sponsor of the Benchmark Index, and NYSE Arca, as the calculation agent for the Benchmark Index, have retrospectively calculated the performance of the Benchmark Index prior to its inception based on historical settlement prices for light sweet crude oil (WTI) futures contracts starting from the Benchmark Index Base Date of February 13, 1989, and using the Benchmark Index Base Value of 100.  The retrospective calculations by RBS plc and NYSE Arca from the Benchmark Index Base Date through September 8, 2011 were performed using the Benchmark Index methodology described in the section “—Background on the Index Components—The Benchmark Index” herein.

The first graph below shows Index closing levels retrospectively calculated from July 13, 1989 through to September 8, 2011.  The Benchmark Index and the Benchmark Index Simple Moving Average, and shaded areas in the graph indicate when the Index was tracking the Benchmark Index and the Cash Rate.

The second graph below shows again the Index closing levels retrospectively calculated from July 13, 1989 through to September 8, 2011.  However, for comparison purposes, the graph also shows the performance of the following indices:

•	The Benchmark Index. The levels of the Benchmark Index included in the graph were retrospectively calculated for the entire period presented.

•
S&P GSCI® Crude Oil Total Return Index.  The S&P GSCI® Crude Oil Total Return Index (Bloomberg symbol: SPGSCLTR <Index>), published by Standard & Poor’s Financial Services LLC, is a sub-index of the S&P GSCI® and tracks an unleveraged investment in the front-month light sweet crude oil (WTI) futures contracts traded on the NYMEX, plus the U.S. Treasury bill rate of interest. The S&P GSCI® is an index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in major industrialized countries.

In addition, the third graph below shows the historical Cash Rate from July 13, 1989 through to September 8, 2011.

The table below shows the retrospectively calculated year-end Index closing levels, retrospectively calculated year-end Benchmark Index closing levels and historical year-end Cash Rates for the period from December 29, 1989 to December 31, 2010, as well as the retrospectively calculated Index closing level, Benchmark Index Closing Level and historical Cash Rate on September 8, 2011.

The performance of the Index, the Benchmark Index and the Cash Rate in the graphs and the table below do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculations of the Index performance and the levels of the Benchmark Index represent accurately and fairly how the Index and the Benchmark Index would have performed from July 13, 1989 through to September 8, 2011, neither the Index nor the Benchmark Index existed during that period.  You should be aware that no actual investment allowing for tracking of the performance of either the Index or the Benchmark Index was possible prior to September 13, 2011 or September 8, 2011, as the case may be.  The retrospectively calculated closing levels and performances for the Index and the Benchmark Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index or the Benchmark Index on any given date.  In addition, the performance of the Index, Benchmark Index and the Cash Rate do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Source: Bloomberg.
*   The RBS Oil Trendpilot™ Index (the “Index”) was created on September 13, 2011.  Therefore, for the Index, the graph above reflects a retrospectively calculated Index performance from July 13, 1989 to September 8, 2011 that is based on the Index Methodology.  Similarly, the RBS 12-Month Oil Total Return Index (the “Benchmark Index”) was created on September 8, 2011.  Therefore, for the Benchmark Index, the graph above reflects a retrospectively calculated Benchmark Index performance from July 13, 1989 to September 8, 2011 that is based on the Benchmark Index methodology.

Source: Bloomberg.
*   The Index was created on September 13, 2011.  Therefore, for the Index the graph above reflects a retrospectively calculated Index performance from July 13, 1989 to September 8, 2011 that is based on the Index Methodology.

Year-End Retrospectively Calculated* Index Closing Levels,
Retrospectively Calculated Benchmark Index Closing Levels and Actual Historical Cash Rates
December 29, 1989 to September 8, 2011

Year	Date	Benchmark Index Closing Level	Index Closing Level	Cash Rate
1989	12/29/1989	151.97	151.97	7.77%
1990	12/31/1990	218.22	187.78	6.53%
1991	12/31/1991	191.72	205.20	3.91%
1992	12/31/1992	207.32	223.26	3.24%
1993	12/30/1993	157.44	224.02	3.06%
1994	12/30/1994	185.17	255.32	5.57%
1995	12/29/1995	211.64	281.37	4.91%
1996	12/31/1996	339.88	451.87	5.08%
1997	12/31/1997	299.51	359.61	5.43%
1998	12/31/1998	187.32	347.33	4.52%
1999	12/30/1999	364.11	621.21	5.30%
2000	12/29/2000	544.07	1,006.20	5.70%
2001	12/31/2001	497.05	815.04	1.71%
2002	12/31/2002	732.97	982.52	1.19%
2003	12/31/2003	1,002.37	1,135.90	0.89%
2004	12/30/2004	1,626.08	1,824.66	2.23%
2005	12/30/2005	2,463.51	2,562.85	3.91%
2006	12/29/2006	2,464.52	2,857.01	4.88%
2007	12/31/2007	3,652.12	3,907.24	3.31%
2008	12/31/2008	2,081.30	4,927.19	0.05%
2009	12/31/2009	2,703.45	5,529.35	0.11%
2010	12/31/2010	2,880.49	4,494.77	0.18%
2011	09/08/2011	2,694.22	4,774.25	0.03%

Source: Bloomberg, U.S. Treasury.
*   The Index was created on September 13, 2011 and the Benchmark Index was created on September 8, 2011.  Therefore, for the Index closing levels and the Benchmark Index Closing Levels, the table above reflects retrospectively calculated performances of the Index and the Benchmark Index from December 29, 1989 to September 8, 2011 that is based on the Index Methodology and Benchmark Index methodology.

Index Calculation Agent

NYSE Arca, or another party designated by the Index Sponsor (as defined below), will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for calculating the level of the Index using the Index Methodology published by the Index Sponsor.  The Index Sponsor will be the final authority on the Index and the interpretation of the Index Methodology.

The Index calculation agent will calculate the Index Level for each Index business day.  The Index Level will be displayed on Bloomberg page “TPOILUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.  Intraday Index levels will be published by the Index calculation agent via the New York Stock Exchange (the “NYSE”) under ticker symbol “TPOILUT.”  The Index Level will not be published on any day on which the Index Level is not calculated, whether because such day is a disrupted day (as defined under “—Index Disruption Events” below) or otherwise.  All numerical values for the Index will be rounded to ten decimal places.

In the event that the Index calculation agent or the Index Sponsor determines that a material error has occurred in the calculation of the Index, the Index calculation agent, having consulted, or having been consulted by, the Index Sponsor, will endeavor to correct such error on a date agreed by the Index Sponsor.  If a material error is corrected, the Index Sponsor will apply the correction from the relevant date forward.

The Index is the property of the Index Sponsor, which expects to enter into a contract with NYSE Arca to maintain and calculate the Index.  Similarly, the Benchmark Index is the exclusive property of RBS plc, which expects to enter into a contract with NYSE Arca to maintain and calculate the Index and the Benchmark Index.

The Index is calculated by NYSE Arca, a wholly-owned subsidiary of NYSE Euronext.  The securities, which track the Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in the securities.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO INDEX OR ANY DATA INCLUDED THEREIN.  IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Index Disruption Events

If, in the opinion of the Index Sponsor, any Index business day is a disrupted day (as defined below), the Index Level will not be published on such Index business day and will instead be calculated and published by the Index calculation agent on the next succeeding Index business day that is not a disrupted day, as determined by the Index Sponsor in good faith and subject to the index disruption fallbacks described under “—Index Disruption Fallbacks” below.

A “disrupted day” means any Index business day on which:

•	any Exchange fails to open for trading during its regular trading session;

•	an index disruption event (as defined below) occurs; or

•	an Index adjustment event (as defined under “—Index Adjustment Events” below) occurs.

An “index disruption event” means the occurrence or existence of any of the following events if, as determined by the Index Sponsor, it has a material impact on the Index:

•	it becomes impossible, on a certain Index business day, to obtain the Benchmark Index Closing Level or the T-Bill Auction Rate (a “price disruption”);

•
any suspension of, or limitation imposed on, trading by any Exchange or otherwise, and whether by reason of price movements exceeding limits permitted by such Exchange or otherwise (a “trading disruption”);

•
any event (other than an early closure, as defined below) during the one hour period that ends at the regularly scheduled close of trading for the underlying futures contracts referenced by the Index that disrupts or impairs (as determined by the Index calculation agent and/or Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, any component of or instrument that is referenced by the Index (an “exchange disruption”); or

•
on any Index business day and in respect of any instrument or component referenced by the Index, the closure of any Exchange prior to its scheduled closing time, unless such earlier closing is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Index business day, and (b) the submission deadline for orders to be entered into the Exchange’s dealing system for execution on such Index business day (an “early closure”).

Index Adjustment Events

The Index Methodology may be adjusted, amended, deleted or otherwise altered by the Index Sponsor at any time, acting in good faith and with the consent of the Index calculation agent, if the Index is no longer calculable in accordance with the Index Methodology (any event or condition giving rise to the right to so adjust, amend, delete or alter the Index, an “Index adjustment event”).  Such adjustments may include, but are not limited to, adjustments required for clarification or for minor or technical reasons (including, without limitation, to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in the Index Methodology).

Index Disruption Fallbacks

If (a) five consecutive Index business days are disrupted days, or (b) the Index Sponsor determines that (i) there is a discontinuation in the publication of prices for any component of or instrument referenced by the Index, (ii) the use of any component of or instrument referenced by the Index has become prohibited, (iii) the sponsor of any component of or instrument referenced by the Index has changed the specifications of such instrument or component, (iv) any component of or instrument referenced by the Index is modified or changed in any other way (except for a previously announced modification), or (v) any component of or instrument referenced by the Index has been or is likely to become terminated, then the Index Sponsor will, in consultation with the Index calculation agent, have the right to:

•	accept the closing level of any component of or instrument referenced by the Index published on any alternative price source;

•	if no alternative price source is available, select a substantially similar component for the Index or instrument to which the Index can be linked;

•	if no alternative price source or similar instrument or component is available, adjust, amend or otherwise alter this description of the Index; and

•	if none of the foregoing will achieve the objective of the Index as set forth above, permanently cease to calculate and/or disseminate levels for the Index.

Termination of the Index

The Index Sponsor may, at any time and without notice, terminate and proceed to ask the Index calculation agent to cease the calculation and dissemination of the Index.

Change in Index Methodology

No assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, without limitation, any changes to, or any suspension or termination of any components for which values must be determined in relation to the Index) will not arise that would, in the determination of the Index Sponsor, necessitate or make desirable a modification of, or change to, the Index Methodology.

Any change to, or modification of, the Index Methodology may be outside the technology employed by the Index calculation agent, and thus the Index calculation agent may not be able to calculate the Index following such change or modification.  In such event the Index Sponsor may, in its sole and absolute discretion, appoint a successor Index calculation agent.

Background on the Index Components

The Benchmark Index

The RBS 12-Month Oil Total Return Index (USD) (the “Benchmark Index”) was created by The Royal Bank of Scotland plc (the “Benchmark Index Sponsor”) on September 8, 2011.  The Benchmark Index tracks the performance of an ongoing hypothetical notional investment in a series of light sweet crude oil (WTI) futures contracts with different expiration dates.

The Benchmark Index is the total return version of the RBS 12-Month Oil Index (USD), which is calculated and published on an excess return and a total return basis.  The excess return version reflects the returns available from a hypothetical investment in crude oil futures contracts derived from (i) the changes in the price of the referenced futures contracts (which is known as the “price return”) and (ii) any profit or loss realized when “rolling” the referenced futures contracts (which is know as the “roll return” or “roll yield”).  The total return version reflects the returns available from a hypothetical investment in crude oil futures contracts derived from both (i) and (ii) above and also reflects the yield from a hypothetical notional investment in the T-Bill Auction Rate.

Benchmark Index Methodology

The Benchmark Index level will be calculated using the Benchmark Index methodology published by the Benchmark Index Sponsor (the “Benchmark Index Methodology”).  The Benchmark Index consists of three sub-indices, each of which is comprised of twelve (12) light sweet crude oil (WTI) futures contracts with expiration dates ranging from one to 12 months in the future.  As the futures contracts comprising the Benchmark Index approach their expiration dates, they are rolled into and replaced with new futures contracts with later expiration dates.  The only difference between the three sub-indices comprising the Benchmark Index is the date on which their respective futures contracts are rolled into new contracts, as described further below.

Benchmark Index Level Calculation

Summary

The Benchmark Index is calculated, and a value for the Benchmark Index (the “Benchmark Index Level”) is published, on each Benchmark Index business day that is not a disrupted day as defined under “—Benchmark Index Disruption Events” below.

A “Benchmark Index business day” is a day on which the Benchmark Exchange is scheduled to open for its regular trading session for at least three hours in accordance with its holidays and hours schedule.

“Benchmark Exchange” means the primary exchange, trading market or association where light sweet crude oil (WTI) futures contracts are traded, as determined by the Benchmark Index Sponsor.  As of the date of this pricing supplement, the Benchmark Exchange is the NYMEX.

“Futures Contract” refers to any Benchmark Exchange-listed light sweet crude oil (WTI) futures contract.  The Benchmark Index Level will be determined, on any given Benchmark Index business day, by reference to the 2:30 p.m., New York City time, settlement price in U.S. dollars for a Futures Contract, as published by the Benchmark Exchange on such day (the “Settlement Price”).  Such price will generally serve as the official Settlement Price unless, in the judgment of the Benchmark Index calculation agent and Benchmark Index Sponsor, both acting in good faith, such price reflects manifest error.

Each sub-index is comprised of the Futures Contracts with the twelve (12) closest Expiration Dates, excluding the Futures Contract which is about to expire immediately after the Monthly Roll Date (as defined below).  An “Expiration Date” is the day on which trading in a Futures Contract is scheduled to stop in accordance with Benchmark Exchange rules.  Currently, trading in a Futures Contract will cease on the third Benchmark Index business day prior to the 25th calendar day of the calendar month prior to the relevant Futures Contract’s delivery month.  If the relevant 25th calendar day of the month is not a Benchmark Index business day, the Expiration Date for such Futures Contract will be the third Benchmark Index business day prior to the last Benchmark Index business day preceding such 25th calendar day of such month.  For example, the June 2011 Futures Contract (i.e. the Futures Contract with a delivery month of June 2011) has an Expiration Date of Friday, May 20, 2011.  Friday, May 20, 2011 preceded the 25th calendar day of May 2011 (the month preceding the Futures Contract’s delivery month) by three Benchmark Index business days.  The Futures Contract with the closest Expiration Date on any Benchmark Index business day is referred to as the “Front-Month Contract.”

The Benchmark Index was established on September 8, 2011 (the “Live Date”) with a Benchmark Index Level equal to 2,694.22.  The Benchmark Index was developed with a base value of 100 (the “Benchmark Index Base Value”) on February 13, 1989 (the “Benchmark Index Base Date”).  The Benchmark Index Base Value was the retrospectively calculated closing level of the Benchmark Index on the Benchmark Index Base Date.

Composition of the Benchmark Index

Each sub-index within the Benchmark Index references a hypothetical notional long exposure to a series of twelve (12) Futures Contracts.  The twelve (12) Futures Contracts included in each sub-index will be the twelve (12) Futures Contracts with the twelve (12) closest Expiration Dates, but excluding the Futures Contract which is about to expire immediately after the Monthly Roll Date (as defined below) of the sub-index in question.  The only differences between the three sub-indices are their Monthly Roll Dates.

The “Monthly Roll Date” for each sub-index is the Benchmark Index business day on which such sub-index “rolls” by replacing each Futures Contract currently included in such sub-index with the Futures Contract that will expire immediately after such Futures Contract that is being replaced.  For example, assuming a Futures Contract exists with a delivery date in each calendar month of the year, on the Monthly Roll Date for each sub-index occurring in January of each year, the February Futures Contract is rolled into the March Futures Contract, the March Futures Contract is rolled into the April Futures Contract, and so on, until the sub-index is comprised of Futures Contracts with delivery months in each month from and including March of the current calendar year to and including February of the next calendar year.

The Monthly Roll Date for each sub-index is as follows:

•	The first sub-index will roll its Futures Contracts two Benchmark Index business days prior to the Expiration Date of the Front-Month Contract;

•	The second sub-index will roll its Futures Contracts three Benchmark Index business days prior to the Expiration Date of the Front-Month Contract; and

•	The third sub-index will roll its Futures Contracts four Benchmark Index business days prior to the Expiration Date of the Front-Month Contract.

According to the current expiration schedule for Benchmark Exchange-listed light sweet crude oil (WTI) futures contracts, twelve (12) Futures Contracts with different delivery months exist in each calendar year.  Thus, the composition of each sub-index as of the last Benchmark Index business day of every calendar month (i.e., after the Monthly Roll Date for each sub-index) is currently as follows:

Last Benchmark Index Business Day of:	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Each sub-index is composed of Futures Contracts with the following twelve (12) delivery months:	Mar to Feb*	Apr to Mar*	May to Apr*	Jun to May*	Jul to Jun*	Aug to Jul*	Sep to Aug*	Oct to Sep*	Nov to Oct*	Dec to Nov*	Jan* to Dec*	Feb* to Jan**
* Delivery month in the calendar year one year in the future.
** Delivery month in the calendar year two years in the future.

Rolling of the Futures Contracts

To account for potential price differences between Futures Contracts of different Expiration Dates, each sub-index, on every Monthly Roll Date, includes a roll-adjustment which may alter the number of each of the twelve (12) Futures Contracts included in a sub-index.  This roll-adjustment is a function of the price difference between each Futures Contract that is scheduled to be rolled and the Futures Contract that will expire immediately after such Futures Contract that is scheduled to be rolled.

Solely to illustrate this roll adjustment, the following example demonstrates a range of hypothetical Settlement Prices and the number of Futures Contracts in a sub-index.  The figures below are hypothetical only and are not actual data.

For example, on May 18, 2011, which was a Monthly Roll Date for the first sub-index, the following hypothetical Settlement Prices were recorded for the Futures Contracts with delivery dates in June 2011 and July 2011:

Date:	Hypothetical Settlement Price of June 2011 Futures Contract	Hypothetical Settlement Price of July 2011 Futures Contract	Futures Contract referenced by the first sub-index with the nearest Expiration Date:	Hypothetical Number of Futures Contracts with the nearest Expiration Date referenced by the first sub-index	Hypothetical Value of an ongoing investment in the Futures Contract referenced by the first sub-index with the nearest Expiration Date
May 17, 2011	100.2	99.1	June 2011	1.35	135.27 (=100.2 x 1.35)
May 18, 2011	100.25	99.25	June 2011	1.35	135.34 (=100.25 x 1.35)
May 19, 2011	99.15	98.3	July 2011	1.3636 (=1.35 x 100.25/99.25)	134.04 (=1.3636 x 98.3)

On May 18, 2011, the first sub-index rolled the June 2011 Futures Contract into the July 2011 Futures Contract (in addition to rolling the July Futures Contract into the August Futures Contract, the August Futures Contract into the September Futures Contract, and so on).  In this example, on May 18, 2011, the first sub-index comprised 1.35 June 2011 Futures Contracts.  On any Benchmark Index business day, the value of a rolling investment in a Futures Contract is arrived at by multiplying the number of currently included Futures Contracts by the Settlement Price.  Hence, on May 18, 2011 the value of a rolling investment in the June 2011 Futures Contracts would have been 1.35 x $100.25 = $135.34.

Because the July 2011 Futures Contract’s Settlement Price was less than the June 2011 Futures Contract’s Settlement Price on May 18, 2011, the number of July 2011 Futures Contracts comprising the first sub-index will increase as a result of a roll-adjustment.  If the number of July 2011 Futures Contracts remained constant, the value of the sub-index, all else being equal, would decrease as a mere result of the roll.  To arrive at the number of July 2011 Futures Contracts that will be included in the first sub-index after May 18, 2011, the current number of June 2011 Futures Contracts is multiplied by the price-ratio of the June 2011 Futures Contract and the July 2011 Futures Contracts on May 18, 2011.  The number of July 2011 Futures Contracts after the roll equaled 1.35 x ($100.25 / $99.25) = 1.3636.  The same calculation is carried out for each of the remaining 11 Futures Contracts that will be included in the first sub-index after the Monthly Roll Date.

Reweighting and Rebalancing

On a monthly basis, each sub-index is reweighted so that the twelve (12) Futures Contracts comprising the sub-index in question will be equally weighted (i.e., an equal dollar notional amount will be allocated to each of the twelve (12) Futures Contracts comprising the sub-index in question).  This reweighting occurs for each sub-index on its respective Monthly Roll Date.

On a quarterly basis, the overall Benchmark Index is rebalanced by allocating an equal dollar notional amount to each sub-index.  This rebalancing occurs every February, May, August and November on the Benchmark Index

business day that precedes the Expiration Date of the Front-Month Contract by four Benchmark Index business days (a “quarterly rebalancing date”).

Calculation of the Benchmark Index Level

The Benchmark Index Level for any Benchmark Index business day, as described above, is calculated according to the following equations:

Where:

And:

BIt	=	the Benchmark Index Level on Benchmark Index business day t.

ERIt	=	the excess return on the Futures Contracts on Benchmark Index business day t, as set forth in more detail below.

d	=	the number of calendar days that have elapsed between Benchmark Index business day t-1 and Benchmark Index business day t.

RRt	=	the Cash Rate for Index business day t.

BILLt	=
the T-Bill Auction Rate for Index business day t, being the most recent 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” (or on any successor page) on Index business day t.

Thus the level of the Benchmark Index is calculated using the level of the excess return version of the Benchmark Index (ERIt ).  The level of the excess return version of the Benchmark Index is in turn calculated using the level of each sub-index.  The level of each sub-index is equal to the sum of the twelve (12) products obtained by multiplying (i) the Settlement Price of each Futures Contract included in such sub-index times (ii) the number of such Futures Contract included in such sub-index times (iii) the weight that is currently attributed to such Futures Contract within such sub-index.  The equations used to make these calculations are as follows:

Where:

And:

b	=	one of the three sub-indices (b = 1, 2 or 3).

Sb,t	=	the value of sub-index b on Benchmark Index business day t.

wb,t	=	the weight of sub-index b on Benchmark Index business day t.

v	=	any quarterly rebalancing date of the excess return version of the Benchmark Index (ERIt ), as described above.

Pb,x,t	=	the Settlement Price of Futures Contract x for sub-index b on Benchmark Index business day t.

x	=	one of the twelve (12) Futures Contracts included in the relevant sub-index (x is a number from 1–12).

nb,x,t	=	the number of Futures Contract x included in sub-index b on Benchmark Index business day t.

zb,x,t	=	the weight of Futures Contract x included in sub-index b on Benchmark Index business day t.

kb	=	any Monthly Roll Date for sub-index b.

Benchmark Index Calculation Agent

NYSE Arca, or another party designated by the Benchmark Index Sponsor, will act as the calculation agent for the Benchmark Index (the “Benchmark Index calculation agent”) and will be responsible for calculating the level of the Benchmark Index using the Benchmark Index Methodology published by the Benchmark Index Sponsor.  The Benchmark Index Sponsor will be the final authority on the Benchmark Index and the interpretation of the Benchmark Index Methodology.

The Benchmark Index calculation agent will calculate the Benchmark Index Level for each Benchmark Index business day.  The Benchmark Index Level will be displayed on Bloomberg page “12MOILTR <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Benchmark Index business day.  Intraday Index levels will be published by the Benchmark Index calculation agent via the NYSE under ticker symbol “12MOILTR.”  The Benchmark Index Level will not be published on any day on which the Benchmark Index Level is not calculated, whether because such day is a disrupted day (as defined under “—Benchmark Index Disruption Events” below) or otherwise.  All numerical values for the Benchmark Index will be rounded to ten decimal places.

In the event that the Benchmark Index calculation agent or the Benchmark Index Sponsor determines that a material error has occurred in the calculation of the Benchmark Index, the Benchmark Index calculation agent, having consulted, or having been consulted by, the Benchmark Index Sponsor, will endeavor to correct such error on a date agreed by the Benchmark Index Sponsor.  If a material error is corrected, the Benchmark Index Sponsor will apply the correction from the relevant date forward.

The Benchmark Index is the property of the Benchmark Index Sponsor, which expects to enter into a contract with NYSE Arca to maintain and calculate the Benchmark Index.  The Benchmark Index is calculated by NYSE Arca, a wholly-owned subsidiary of NYSE Euronext.  The securities, which may track the Benchmark Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in the securities.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO BENCHMARK INDEX OR ANY DATA INCLUDED THEREIN.  IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Benchmark Index Disruption Events

If, in the opinion of the Benchmark Index Sponsor, any Benchmark Index business day is a disrupted day (as defined below), the Benchmark Index Level will not be published on such Benchmark Index business day and will instead be calculated and published by the Benchmark Index calculation agent on the next succeeding Benchmark Index business day that is not a disrupted day, as determined by the Benchmark Index Sponsor in good faith and subject to the index disruption fallbacks described under “—Benchmark Index Disruption Fallbacks” below.

A “disrupted day” means any Benchmark Index business day on which:

•	the Benchmark Exchange fails to open for trading during its regular trading session;

•	a benchmark index disruption event (as defined below) occurs; or

•	a Benchmark Index adjustment event (as defined under “—Benchmark Index Adjustment Events” below) occurs.

A “benchmark index disruption event” means the occurrence or existence of any of the following events if, as determined by the Benchmark Index Sponsor, it has a material impact on the Benchmark Index:

•	it becomes impossible, on a certain Benchmark Index business day, to obtain a Settlement Price for any Futures Contracts or the T-Bill Auction Rate (a “price disruption”);

•
any suspension of, or limitation imposed on, trading by the Benchmark Exchange or otherwise, and whether by reason of price movements exceeding limits permitted by the Benchmark Exchange or otherwise (a “trading disruption”);

•
any event (other than an early closure, as defined below) during the one hour period that ends at the regularly scheduled close of trading for the futures contracts comprising the Benchmark Index on the Benchmark Exchange that disrupts or impairs (as determined by the Benchmark Index calculation agent and/or Benchmark Index Sponsor) the ability of market participants to effect transactions in, or obtain market values  for, any component of or instrument that is referenced by the Benchmark Index (an “exchange disruption”);

•
on any Benchmark Index business day, the closure of the Benchmark Exchange prior to its scheduled closing time, unless such earlier closing is announced by the Benchmark Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Benchmark Exchange on such Benchmark Index business day, and (b) the submission deadline for orders to be entered into the Benchmark Exchange’s dealing system for execution on such Benchmark Index business day (an “early closure”);

•
the failure of trading to commence, or the disappearance of trading in, or permanent discontinuance of trading in, Futures Contracts, or the disappearance of or permanent discontinuance of the Settlement Price, notwithstanding the availability of another price source for the trading in Futures Contracts (a “disappearance of trading in Futures Contracts”);

•	in respect of Futures Contracts, the occurrence since the Live Date of a material change in the content, composition, constitution or specification of Futures Contracts (a “content disruption”); and

•	in respect of Futures Contracts, the occurrence since the Live Date of a material change in the formula for, or method of, calculating the Settlement Price (a “formula disruption”).

Benchmark Index Adjustment Events

The Benchmark Index Methodology may be adjusted, amended, deleted or otherwise altered by the Benchmark Index Sponsor at any time, acting in good faith and with the consent of the Benchmark Index calculation agent, if the Benchmark Index is no longer calculable in accordance with the Benchmark Index Methodology (any event or condition giving rise to the right to so adjust, amend, delete or alter the Index, a “Benchmark Index adjustment event”).  Such adjustments may include, but are not limited to, adjustments required for clarification or for minor or technical reasons (including, without limitation, to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in the Benchmark Index Methodology).

Benchmark Index Disruption Fallbacks

If (a) five consecutive Benchmark Index business days are disrupted days, or (b) the Benchmark Index Sponsor determines that (i) there is a discontinuation in the publication of prices for any component of or instrument referenced by the Benchmark Index, (ii) the use of any component of or instrument referenced by the Benchmark Index has become prohibited, (iii) the sponsor of any component of or instrument referenced by the Benchmark Index has changed the specifications of such instrument or component, (iv) any component or instrument referenced by the Benchmark Index is modified or changed in any other way (except for a previously announced modification), or (v) any component or instrument referenced by the Benchmark Index has been or is likely to become terminated, then the Benchmark Index Sponsor will, in consultation with the Benchmark Index calculation agent, have the right to:

•	accept the closing, settlement or fixing level of any component of or instrument referenced by the Benchmark Index published on any alternative price source;

•	if no alternative price source is available, select a substantially similar component for the Benchmark Index or instrument to which the Benchmark Index can be linked;

•	if no alternative price source or similar instrument or component is available, adjust, amend or otherwise alter this description of the Benchmark Index; and

•	if none of the foregoing will achieve the objective of the Benchmark Index as set forth above, permanently cease to calculate and/or disseminate levels for the Benchmark Index.

Termination of the Benchmark Index

The Benchmark Index Sponsor may, at any time and without notice, terminate and proceed to ask the Benchmark Index calculation agent to cease the calculation and dissemination of the Benchmark Index.

Change in Benchmark Index Methodology

No assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, without limitation, any changes to, or any suspension or termination of any components for which values must be determined in relation to the Index) will not arise that would, in the determination of the Benchmark Index Sponsor, necessitate or make desirable a modification of, or change to, the Benchmark Index Methodology.

Any change to, or modification of, the Benchmark Index Methodology may be outside the technology employed by the Benchmark Index calculation agent, and thus the Benchmark Index calculation agent may not be able to calculate the Benchmark Index following such change or modification.  In such event the Benchmark Index Sponsor may, in its sole and absolute discretion, appoint a successor Benchmark Index calculation agent.

Cash Rate

The Cash Rate is the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, which are short-dated debt instruments that are issued on a regular basis by the U.S. Treasury.

The U.S. Treasury issues Treasury bills, including 3-month Treasury bills, at a discount at public auctions, typically on a weekly basis.  Two types of bids are accepted.  With a competitive bid, the bidder specifies the discount rate it will accept.  With a non-competitive bid, the bidder agrees to accept the discount rate set at auction.  At the close of an auction, the U.S. Treasury accepts all non-competitive bids that comply with the auction rules, and then accepts competitive bids in ascending order in terms of their discount rates (from lowest to highest) until the quantity of accepted bids reaches the offering amount.  All bidders, competitive and non-competitive, will receive the same discount rate or yield at the highest accepted bid.  This highest accepted bid is the auction high rate.  The Index references the most recent auction high rate for 3-month Treasury bills as reported by the U.S. Department of the Treasury and displayed on Bloomberg page “USB3MTA Index” (or any successor page) in calculating the Index level when the Index is tracking the Cash Rate.

Because the Cash Rate is determined in reference to the weekly auction held by the U.S. Treasury, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

VALUATION OF THE ETNS

The market value or market price of the ETNs will be the bid or ask price for the ETNs as quoted on NYSE Arca under the ticker symbol “TWTI.”  The market value of the ETNs will be the price at which you may be able to buy or sell your ETNs in the secondary market.

Daily Redemption Value and Market Value

While the market value of the ETNs may bear some correlation to the daily redemption value of the ETNs, the market value is not the same as the daily redemption value.  The daily redemption value, which is the price at which we will pay you for your ETNs at maturity or upon early repurchase or redemption, will be determined by the calculation agent, based on the formula described in this pricing supplement.  The calculation agent will publish the daily redemption value on its website at www.rbs.com/etnus/TWTI. Information contained on that website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

The market value of the ETNs will be affected by several factors, many of which are beyond our control.  We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor.  The level of the Index in turn will be affected by the performance of the Benchmark Index or the Cash Rate as described under “The Index” above.  Other factors that may influence the market value of the ETNs include, but are not limited to, supply and demand for the ETNs, the volatility of the Benchmark Index and the Index, the prices of the light sweet crude oil (WTI) futures contracts comprising the Benchmark Index, prevailing interest rates, the volatility of commodities markets, economic, financial, political, regulatory or judicial events that affect the Benchmark Index and trading in commodities futures contracts (in particular, crude oil futures contracts), the level of the Benchmark Index and the Index and the value of the Cash Rate, the general interest rate environment, as well as the actual or perceived creditworthiness of RBS plc and RBSG.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Indicative Value

An intraday “indicative value” is meant to approximate the intrinsic economic value of the ETNs.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TWTI.IV.”  The actual trading price or market value of the ETNs may vary significantly from their indicative value.

The intraday “indicative value” is expected to be correlated to the daily redemption value; however, they are not the same.  Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  For purposes of determining the indicative value at any time:

•	the “index factor” at any time will be equal to the Index level at such time, divided by the Index closing level on the valuation date immediately preceding the day on which such time occurs;

•	the “fee factor” on any valuation date will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction;

•
the “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate; and

•
on any valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

The indicative value calculation will be provided for reference purposes only.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or repurchase of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads.  The actual trading price of the ETNs may vary significantly from their indicative value.

Index Levels

The Index is a proprietary index that The Royal Bank of Scotland plc, as Index Sponsor, developed and owns.  NYSE Arca, as Index calculation agent pursuant to an agreement with the Index Sponsor, will calculate and disseminate the Index level approximately every 15 seconds (assuming the Index level has changed within such 15-second interval) from 9:30 a.m. to approximately 4:00 p.m. (New York City time) on each Index business day.  However, because the level of the Index depends on the settlement prices of the crude oil futures contracts comprising the Benchmark Index, published by the Benchmark Exchange, which publishes such prices only once a day (2:30 p.m. New York City time), the level of the Index will change only once a day.

Index Levels will be displayed on Bloomberg page “TPOILUT <Index>” (or on any successor page), and will also be published via NYSE Arca under symbol “TPOILUT.”  We are not incorporating by reference herein the website or any material included in such NYSE website or Bloomberg page or website.  For further information on the Index levels, see “The Index” above.

Repurchase or Redemption

As discussed in “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” below, subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, September 5, 2041, you may offer your ETNs to RBS plc for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to RBS plc for repurchase on any repurchase date in accordance with the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option” in this pricing supplement.  The last date on which RBS plc will repurchase your ETNs will be September 11, 2041.  The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary.  Owners of beneficial interests in the ETNs should read the section “—Forms of the ETNs” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated May 18, 2010 (the “prospectus”).

The ETNs are securities as described in the prospectus which also contains a detailed summary of additional provisions of the ETNs and of the amended and restated indenture, dated as of August 13, 2010, among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by the first supplemental indenture, dated as of August 25, 2010, among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, under which the ETNs will be issued (the “indenture”).  You should read all the provisions of the accompanying prospectus, including information incorporated by reference, and the indenture.  Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the ETNs.

Please note that the information about the price to the public and the proceeds to us on the front cover of this pricing supplement relates only to the initial sale of the ETNs.  If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Interest

We will not make any interest payments during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $25.00 stated face amount.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.  However, regardless of the issue price of any ETNs, the stated face amount or par value of all ETNs will be $25.00.

Ranking

The ETNs will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the ETNs.  The guarantee is set forth in, and forms a part of, the indenture under which the ETNs will be issued.  If, for any reason, we do not make any required payment in respect of the ETNs when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed ETN may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the ETNs, assume all of our rights and obligations under the ETNs and upon such assumption, we will be released from our liabilities with respect to the indenture and the ETNs.  Any payment in respect of the ETNs, including any repayment of your investment, will be subject to the credit risk of us and RBSG.

Payment at Maturity

The ETNs will mature on the maturity date stated on the cover of this pricing supplement, subject to postponement as described below.  If you hold your ETNs to maturity, you will receive a cash payment on the stated maturity date that is equal to the daily redemption value of the ETNs on September 10, 2041 (the “final valuation date”), unless the final valuation date and/or maturity date is postponed as described below.  The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any payment you will be entitled to receive on the ETNs is subject to the ability of The Royal Bank of Scotland plc, which we refer to as RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Repurchase at Your Option

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, September 5, 2041, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least 20,000 ETNs to us for any single repurchase on any repurchase date in accordance with the procedures described below; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date as described under “—Payment upon Repurchase or Redemption” below).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

The applicable valuation date for any repurchase will be the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs, and the applicable repurchase date will be the third business day immediately following such valuation date.

Unless the scheduled repurchase date is postponed as described under “—Payment upon Repurchase or Redemption” below, the final day on which we will repurchase your ETNs will be September 11, 2041.  As such, you must offer your ETNs for repurchase no later than September 5, 2041 in order to have your ETNs repurchased on September 11, 2041, and the applicable valuation date for any such repurchase would be September 6, 2041.

A “trading day” is a day on which (a) trading is generally conducted on NYSE Arca and each Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

A “business day” is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Redemption at Our Option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial issuance of the ETNs on the initial settlement date, to, and including, September 11, 2041.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is September 4, 2041.

The valuation date for any redemption, will be the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC in accordance with the procedures set forth above.  The applicable redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

Payment upon Repurchase or Redemption

If your ETNs are repurchased or if we elect to redeem your ETNs in accordance with the procedures described under “—Repurchase at Your Option” and “—Redemption at Our Option” above, as the case may be, you will receive a cash payment on the relevant repurchase date or redemption date, as the case may be, in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.

The applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “—Postponement of a Valuation Date,” in which case the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following the applicable valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  In the event that payment upon repurchase or redemption by us is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any ETNs repurchased by us at your option or redeemed by us at our option will be cancelled.

Any payment you will be entitled to receive on the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the face amount of your investment at maturity or upon early repurchase or redemption.

Daily Redemption Value

The daily redemption value as of September 13, 2011, the initial settlement date, is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “Index closing level” on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “TPOILUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “—Discontinuation or Modification of the Index” below.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

“Valuation date” means each business day from, and including, the inception date to, and including, the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as described under “—Postponement of a Valuation Date” below.

Market Disruption Events

For purposes of the ETNs, a “market disruption event” means:

(a)	any suspension or absence of, or material limitation imposed on, trading by any relevant exchange;

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for (i) when the Index is tracking the Benchmark Index, light sweet crude oil (WTI) or light sweet crude oil (WTI) futures or options contracts or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, on the relevant exchange therefor, on any other exchange or quotation system; or

(c)
the closure on any trading day of the relevant exchange for (i) when the Index is tracking the Benchmark Index, light sweet crude oil (WTI) or light sweet crude oil (WTI) futures or options contracts or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such trading day.

The “relevant exchange” means (a) when the Index is tracking the Benchmark Index, the primary exchange, trading market or association where light sweet crude oil (WTI) futures or options contracts are traded, which, as of the date of this pricing supplement, is the NYMEX, and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, in each case as determined by the calculation agent.

For purposes of determining whether a market disruption event has occurred or is continuing:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a market disruption event;

•
a suspension of trading in futures or options contracts on light sweet crude oil (WTI) or the 3-month U.S. Treasury bills by the primary exchange or market related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in such futures or options contracts; and

•
a suspension or absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to light sweet crude oil (WTI) or 3-month U.S. Treasury bills are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Postponement of a Valuation Date

If any valuation date (including the final valuation date) is not a trading day, or if a market disruption event exists on any such valuation date, the valuation date will be postponed to the next succeeding trading day on which a market disruption event does not exist.  However, in no event will a valuation date be postponed more than five business days.  If a valuation date has been postponed for five business days and such fifth business day is not a trading day or a market disruption event exists on such fifth business day, the calculation agent will determine the Index closing level for such valuation date on such fifth business day in accordance with the formula for calculating the Index closing level last in effect prior to the commencement of the market disruption event or non-trading day, using the closing level of the Benchmark Index and/or the most recent value of the Cash Rate and, if the closing level of the Benchmark Index or the most recent value of the Cash Rate is not available, using the settlement prices of each crude oil futures contract most recently comprising the Benchmark Index or the last published T-Bill Auction Rate, as applicable (or, if trading in light sweet crude oil (WTI) futures contracts or 3-month U.S. Treasury bills has been materially suspended or materially limited, its good faith estimate of the settlement prices of light sweet crude oil (WTI) futures contracts or T-Bill Auction Rate that would have prevailed but for such suspension or limitation), on such fifth business day.  If a valuation date is postponed, any corresponding repurchase date or redemption date or, in the case of the final valuation date, the maturity date, will also be postponed to the third business day immediately following the applicable valuation date or final valuation date, as the case may be, as postponed.  Any such postponement or determination by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.

All determinations and adjustments to be made by the calculation agent with respect to the daily redemption value and the amount payable upon repurchase or redemption or at maturity will be made by the calculation agent in its sole discretion.  See “Risk Factors” for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Default Amount on Acceleration

For the purpose of determining whether the holders of our RBS NotesSM, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated face amount of each ETN outstanding as the principal amount of that ETN.  Although the terms of the ETNs may differ from those of the other RBS NotesSM, holders of specified percentages in principal amount of all RBS NotesSM will be able to take action affecting all the RBS NotesSM, including the ETNs.  This action may involve changing some of the terms that apply to the RBS NotesSM, accelerating the maturity of the RBS NotesSM (in accordance with the acceleration provisions set forth under “Description of Debt Securities” in the prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the prospectus) with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be determined by RBSSI, as calculation agent, and will equal the daily redemption value calculated as if the date of acceleration were the applicable valuation date.  See “Description of Debt Securities—Events of Default; Limitation of Remedies” in the prospectus.

If the maturity of the ETNs is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the ETNs, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects.  If there is substantial demand for the ETNs, we may issue additional ETNs frequently.  We are initially offering up to a maximum aggregate face amount of ETNs linked to the Index of $4,000,000 (equivalent to 160,000 ETNs).  However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.  Such additional ETNs will be consolidated and form a single series with the ETNs and all other RBS NotesSM issued pursuant to the indenture.  We have no obligation to take your interests into account when deciding to issue additional securities.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index closing level will be determined by reference to the value of such Successor Index or market for such Successor Index.

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the ETNs within three trading days of such selection.

If the Index Sponsor discontinues publication of the Index and the calculation agent determines that no Successor Index is available with respect to the Index at such time, then the calculation agent will determine the Index closing level as follows.  The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the Benchmark Index Closing Level (or, if the Benchmark Index Closing Level is not available, its good faith estimate of the closing level of the Benchmark Index in accordance with the formula for and method of calculating the Benchmark Index last in effect prior to such discontinuance, and based on the closing price of each security most recently comprising the Benchmark Index) and the Cash Rate.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the ETNs as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the Index or Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Transfer, Exchange and Payment

If we ever issue ETNs in certificated form, those ETNs may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us. We have initially designated Citibank, N.A, the securities administrator under the indenture, at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the ETNs. We refer to Citibank, N.A., acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any ETN if the holder has exercised the holder’s right, if any, to require us to repurchase the ETN, in whole or in part, except the portion of the ETN not required to be repurchased;

•	register the transfer or exchange of ETNs to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any ETN selected for redemption in whole or in part, except the unredeemed or unpaid portion of that ETN being redeemed in part.

No service charge will be made for any registration or transfer or exchange of ETNs, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of ETNs.

Book-Entry Securities. The paying agent will make payments on the ETNs to the account of the depositary (which is initially DTC), as holder of the global securities representing the ETNs, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the global securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities. Any payment on the ETNs will be made in immediately available funds to accounts designated by you and approved by us, or at the office of the paying agent specified above, but only when the ETNs are surrendered to the paying agent at that office.

Role of Calculation Agent

RBS Securities Inc., or RBSSI, an affiliate of ours, will serve as the calculation agent.  The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the ETNs, including at maturity or upon early repurchase or redemption by us, market disruption events (see “—Postponement of a Valuation Date”), business days, trading days, the daily redemption value, the maturity date, valuation dates, repurchase dates, the amount payable in respect of your ETNs at maturity or upon early repurchase or redemption by us and any other calculations or determinations to be made by the calculation agent as specified herein.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any ETNs without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to payments on the ETNs (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those ETNs, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on those ETNs if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the ETNs is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of an ETN or the collection of any payments on any ETN;

•	except in the case of a winding up in the United Kingdom, the relevant ETN is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant ETN is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the ETN (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant ETN or the beneficial owner of any payments on the ETN failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

•
the relevant ETN is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant ETN (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to any payments on the ETNs to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this pricing supplement, in any context, to any payments on any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of the ETNs

We will offer the ETNs on a continuing basis and will issue ETNs only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).  References to “holders” mean those who own ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in ETNs registered in street name or in ETNs issued in book-entry form through one or more depositaries.

Registered Global Securities

The ETNs will initially be issued as registered global securities, and we will issue one or more global certificates representing the entire issue of ETNs.  Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities”

you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global note certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.  These certificates name DTC or its nominee as the owner of the ETNs.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities—Book-Entry System—The Clearing Systems—DTC” in the prospectus.

Certificated Securities

If we issue ETNs in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the ETN.  The person named in the note register will be considered the owner of the ETN for all purposes under the indenture.  For example, if we need to ask the holders of the ETNs to vote on a proposed amendment to the ETNs, the person named in the note register will be asked to cast any vote regarding that ETN.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your ETN in our records and will be entitled to cast the vote regarding your ETN.  You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the ETNs under the indenture.  Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the ETNs.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the ETNs will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the ETNs.  The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement, and “Use of Proceeds” in the accompanying prospectus.

From time to time after issuance and prior to the maturity of any ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Benchmark Index, any crude oil futures contract comprising the Benchmark Index or U.S. Treasury bills.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in the Benchmark Index, any crude oil futures contracts comprising the Benchmark Index or U.S. Treasury bills, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index.  As a result, such activity may affect the market value of the ETNs and the amount payable at maturity or upon early repurchase or redemption by RBS plc.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

TAXATION IN THE UNITED KINGDOM

The following is a general summary of certain U.K. tax consequences as of the date of this pricing supplement in relation to the ETNs. It is based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice and is not exhaustive. Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the ETNs

Where ETNs are to be, or may fall to be, redeemed at a premium, then any such element of premium may constitute a payment of interest for the purposes of United Kingdom withholding tax. If any such element of premium does not constitute a payment of interest for the purposes of United Kingdom withholding tax it generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the ETNs is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will also be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax if the payments are regarded as made under derivative contracts the profits and losses arising from which are calculated in accordance with Part 7 of Corporation Tax Act 2009.

Additionally, if the ETNs are and continue to be “quoted Eurobonds”, payments of interest by RBS plc on the ETNs would be made without withholding or deduction for or on account of United Kingdom tax. The ETNs issued will constitute “quoted Eurobonds” if they are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 of the ITA 2007. The NYSE Arca is a recognized stock exchange for these purposes. Securities will be treated as listed on the NYSE Arca if they are both admitted to trading on the main market of the NYSE Arca and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In all other cases, payments treated as interest for the purposes of United Kingdom withholding tax will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG makes any payments in respect of amounts treated as interest on the ETNs (or other amounts due under the ETNs other than the repayment of amounts subscribed for the ETNs), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest (or amounts treated as interest) to or receiving interest (or amounts treated as interest) on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any ETNs which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such ETNs, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2012.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to (of for the benefit of) an individual or to certain other persons in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the ETNs. It applies to you only if you hold the ETNs as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the ETNs who is subject to special treatment under the U.S. federal income tax laws, such as a former citizen or resident of the United States, a financial institution, a real estate investment trust, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the ETNs as a part of a straddle or conversion transaction, a U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your ETNs are sold or retired.

Tax Treatment of the ETNs

We believe it is reasonable to treat the ETNs as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the ETNs, significant aspects of the U.S. federal income tax consequences of an investment in the ETNs are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the ETNs as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a ETN and are: (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the ETNs prior to maturity, other than pursuant to a sale or exchange (including a repurchase by us), as described below.

Sale, Exchange or Retirement of the ETNs. Upon a sale, exchange or retirement of the ETNs, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the ETNs. Your tax basis in the ETNs should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the ETNs for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the ETNs. Alternative U.S. federal income tax treatments of the ETNs are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the ETNs. It is possible, for example, that the ETNs could be treated as debt instruments issued by us. Under this treatment, the ETNs would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the ETNs you would be required to accrue into income “original issue discount” based on our comparable yield for non-contingent debt with otherwise similar terms, determined as of the time of issuance of the ETNs, even though we will not make any payment with respect to the ETNs prior to maturity or earlier repurchase by us. In addition, any income on the sale, exchange or retirement of the ETNs would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the ETNs are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the ETNs and/or to treat all or a portion of the gain or loss on the sale or retirement of the ETNs as ordinary income or loss or as short-term capital gain or loss without regard to how long you have held the ETNs. For instance, it is possible that each switch of a Benchmark Index Trend, each rebalancing of the Benchmark Index or an index component, any change in the methodology of or substitution of a successor to the Index or an index component could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the ETNs.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the ETNs. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a ETN and are: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the ETNs.  Any gain from the sale, exchange or retirement of the ETNs should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the ETNs is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the ETNs, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. Subject to the discussion in the succeeding paragraph, if the ETNs were treated as indebtedness, any income from the ETNs would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements and (ii) any income from the ETNs was not effectively connected with your conduct of a trade or business in the United States.

Legislation enacted in 2010 generally imposes a withholding tax of 30% on payments made after December 31, 2013 to certain foreign entities (including financial intermediaries) of interest or dividends on, and the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest or dividends, unless various U.S. information reporting and due diligence requirements have been satisfied.  This legislation applies to “obligations” issued after March 18, 2012.  The reporting and diligence requirements of the legislation, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to ownership by U.S. persons of interests in or accounts with such foreign entities.  If the ETNs were recharacterized as debt instruments (which generally would give rise to U.S.-source interest), these rules could apply to ETNs acquired after March 18, 2012.  You should consult your tax adviser regarding the possible implications of this legislation for your investment in the ETNs.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Consequences of an Investment in the ETNs,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the ETNs. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the ETNs, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

You may be subject to information reporting, and you may also be subject to backup withholding at the rate specified in the Code on the amounts paid to you in respect of the ETNs unless you provide a correct taxpayer identification number or otherwise establish an exemption. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the ETNs (which term includes the related guarantees).

We expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date to be sold through RBSSI, an affiliate of ours.  These ETNs and additional ETNs may be offered and sold from time to time, at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time, by or through RBSSI, acting as principal or our agent, to investors and to dealers acting as principals for resale to investors.  We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the inception date.  RBSSI may also receive a payment from us of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the ETNs.

We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs.  The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.  The amount paid to Pacer is subject to limitations on the amount of compensation which may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Pacer.

We may deliver ETNs against payment therefor on a date that is greater than three business days following the date of sale of any ETNs.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Amounts paid to FINRA members, including RBSSI and Pacer, constituting underwriting compensation with respect to ETNs will not exceed 8% of the offering proceeds.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Conflicts of Interest

RBSSI is an affiliate of ours and RBSG.  RBSSI will conduct each offering of ETNs in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these ETNs, RBSSI may offer and sell those ETNs in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  RBSSI may use this pricing supplement and the accompanying prospectus in connection with any of these transactions.  RBSSI is not obligated to make a market in any of these ETNs and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI may enter into one or more hedging transactions with us in connection with this offering of ETNs.  See “Use of Proceeds; Hedging” above.

Market-Making Transactions

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (as such term includes this pricing supplement and the accompanying prospectus) may be used by such broker-dealers and our affiliates in connection with market-making transactions.  In these transactions, broker-dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date.  As a result of these activities, these market participants may be deemed statutory underwriters.  If these activities are commenced, they may be discontinued at any time.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.  This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of an ETN, and each fiduciary who causes any entity to purchase or hold an ETN, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The ETNs are contractual financial instruments.  The financial exposure provided by the ETNs is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the ETNs.  The ETNs have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

Each purchaser or holder of any ETNs acknowledges and agrees that:

(i)
the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the ETNs, (B) the purchaser's investment in the ETNs, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the ETNs;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the ETNs and (B) all hedging transactions in connection with our obligations under the ETNs;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

ANNEX A

FORM OF OFFER FOR REPURCHASE

To:	ETNUSCorpActions@rbs.com

Subject:	RBS Oil Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P127 / US78009P1277

[BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland plc repurchase the following ETNs as described in the pricing supplement relating to the ETNs dated September 13, 2011.

Name of holder:	[	]
Number of ETNs to be repurchased:	[	]*
Applicable valuation date:	[	]**
Contact name:	[	]
Telephone No.:	[	]

Acknowledgement:
I acknowledge that the ETNs specified above will not be repurchased unless all of the requirements specified in the pricing supplement related to the ETNs are satisfied.

Questions regarding the repurchase requirements of your ETNs should be directed to ETNUSCorpActions@rbs.com.

*	Unless the minimum repurchase amount has been reduced by RBS plc, the minimum repurchase amount is 20,000 ETNs.

**	Subject to adjustment as described in the pricing supplement.

ANNEX B

FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)
Fax: 1-203-873-3292

Re:	RBS Oil Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P127 / US78009P1277

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS plc the right to repurchase the ETNs, as described in the Pricing Supplement dated September 13, 2011 relating to the ETNs (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

[insert number of ETNs offered for repurchase by RBS plc]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]
Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*   Subject to adjustment as described in the pricing supplement.

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to RBS plc, (ii) the DTC Participant has booked a “delivery vs.  payment” (“DVP”) trade on the applicable valuation date facing RBS plc, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS plc as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS plc will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO RBS PLC BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

PART B: TO BE COMPLETED BY BROKER

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)

Re:	RBS Oil Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P127 / US78009P1277

Ladies and Gentlemen:

The undersigned holder of ETNs hereby irrevocably offers to RBS plc for repurchase, on the repurchase date of _______________________,* with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated September 13, 2011 relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of _______________________,* with respect to the stated face amount of ETNs specified below at a price per ETN equal to the repurchase value, facing The Royal Bank of Scotland plc, DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.

We have not authorized anyone to provide information other than contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  We are offering to sell the ETNs and seeking offers to buy the ETNs only in jurisdictions where offers and sales are permitted.  Neither the delivery of this pricing supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc since the date of the pricing supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

4,000,000 ETNs

RBS Oil TrendpilotTM

Exchange Traded Notes

PRICING SUPPLEMENT
DATED SEPTEMBER 13, 2011
(TO PROSPECTUS DATED
May 18, 2010)

RBS Securities Inc.

TABLE OF CONTENTS

PRICING SUPPLEMENT	Page
About This Pricing Supplement	PS-1
Where You Can Find Additional Information	PS-2
Summary	PS-3
Risk Factors	PS-17
Hypothetical Examples	PS-33
The Index	PS-39
Valuation of the ETNs	PS-59
Specific Terms of the ETNs	PS-61
Clearance and Settlement	PS-71
Use of Proceeds; Hedging	PS-72
Taxation in the United Kingdom	PS-73
U.S. Federal Income Tax Consequences	PS-75
Plan of Distribution (Conflicts of Interest)	PS-78
Benefit Plan Investor Considerations	PS-80
Annex A - Form of Offer for Repurchase	PS-82
Annex B - Form of Confirmation of Repurchase	PS-83

PROSPECTUS	Page
About This Prospectus	1
Use of Proceeds	1
The Royal Bank of Scotland plc	1
The Royal Bank of Scotland Group plc	2
Description of Debt Securities	3
Plan of Distribution (Conflicts of Interest)	12
Legal Opinions	13
Experts	13
Enforcement of Civil Liabilities	14
Where You Can Find More Information	14
Incorporation of Documents by Reference	14
Cautionary Statement on Forward-Looking
Statements	15